Exhibit 2.1


CLEARY, GOTTLIEB, STEEN & HAMILTON
Deborah M. Buell (DB 3562)
James L. Bromley (JB 5125)
One Liberty Plaza
New York, New York 10006

and

JENNER & BLOCK, LLC
Vincent E. Lazar (VL 7320)
Christine L. Childers (CC 0092)
One IBM Plaza
Chicago, Illinois 60611



UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
 ----------------------------------------------x
                                               :
 In re:                                        : Chapter 11
                                               :
 OGDEN NEW YORK SERVICES, INC., et al.,        : Case Nos. 02-40826 (CB), et al.
                                               :
     Debtors and Debtors in Possession         :
                                               : Jointly Administered
                                               :
 ----------------------------------------------x


          DEBTORS' JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE
                                BANKRUPTCY CODE


                                September 8, 2003




THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE REORGANIZATION PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. A DISCLOSURE STATEMENT HAS BEEN SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT.

         Covanta Energy Corporation and those of its affiliates set forth on
Exhibit 1 attached hereto (each a "Reorganizing Debtor" and collectively, the "Reorganizing Debtors") and AMOR 14 Corporation, Covanta SIGC Energy, Inc., Covanta SIGC Energy II, Inc., Heber Field Company, Heber Geothermal Company and Second Imperial Geothermal Company, L.P. (each a "Heber Debtor" and collectively, the "Heber Debtors"), as debtors and debtors in possession under chapter 11 of title 11 of the United States Code, in each of their separate cases, which have been consolidated for procedural purposes only, hereby propose and file this Joint Plan of Reorganization.

                                TABLE OF CONTENTS
                                                                            Page


ARTICLE I         DEFINITIONS AND INTERPRETATION...............................1

    1.1      Definitions.......................................................1

ARTICLE II        TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY
                  TAX CLAIMS.......................19

    2.1      Non-Classification...............................................19

    2.2      Administrative Expense Claims....................................19

    2.3      Compensation and Reimbursement Claims............................19

    2.4      Priority Tax Claims..............................................21

    2.5      DIP Financing Facility Claims....................................21

ARTICLE III       CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS...............22

    3.1      General Rules of Classification..................................22

ARTICLE IV        TREATMENT OF CLAIMS AND EQUITY INTERESTS....................22

    4.1      Class 1 - Allowed Priority Non-Tax Claims........................25

    4.2      Class 2 - Allowed Project Debt Claims............................25

    4.3      Class 2H - Allowed Heber Secured Claims..........................25

    4.4      Class 3 - Allowed Reorganized Covanta Secured Claims.............26

    4.5      Class 4 - Allowed Operating Company Unsecured Claims.............28

    4.6      Class 5 - Allowed Covanta Energy Americas Unsecured Claims.......28

    4.7      Class 6 - Allowed Covanta Unsecured Claims.......................29

    4.8      Class 7 - Allowed Heber Unsecured Claims.........................29

    4.9      Class 8 - Allowed Convenience Claims.............................29

    4.10     Class 9 - Intercompany Claims....................................30

    4.11     Class 10 - Subordinated Claims...................................30

    4.12     Class 11 - Equity Interests in Subsidiary Debtors................31

    4.13     Class 12 - Equity Interests in Covanta Huntington, Covanta
             Onondaga and DSS Environmental...................................31

    4.14     Class 13 - Old Covanta Stock Equity Interests....................31

    4.15     Class 14 - Equity Interests in Heber Debtors.....................32

    4.16     Settlement of Loss Sharing Litigation............................32

ARTICLE V         ACCEPTANCE OR REJECTION OF THE REORGANIZATION PLAN..........32

    5.1      Voting of Claims.................................................33

    5.2      Acceptance by a Class............................................33

    5.3      Presumed Acceptance of Plan......................................33

    5.4      Presumed Rejection of Plan.......................................33

    5.5      Cramdown.........................................................33

ARTICLE VI        MEANS FOR IMPLEMENTATION....................................33

    6.1      Exit Financing...................................................33

    6.2      Implementation of Geothermal Sale................................34

    6.3      Authorization of Common Stock, Reorganization Plan Notes and
             Reorganized Heber Equity Interests...............................34

    6.4      Formation of ESOP................................................34

    6.5      Cancellation of Existing Securities and Agreements...............34

    6.6      Board of Directors and Executive Officers........................35

    6.7      Deemed Consolidation of Debtors for Plan Purposes Only...........35

    6.8      Continued Corporate Existence; Vesting of Assets in the
             Reorganized Debtors and Heber Debtors and Corporate
             Restructuring....................................................35

    6.9      Amended Organizational Documents.................................36

    6.10     Settlements......................................................36

    6.11     Employee Benefits................................................36

    6.12     Funding the Operating Reserve....................................36

    6.13     Management Incentive Payment.....................................36

ARTICLE VII       DISTRIBUTIONS...............................................37

    7.1      Distribution Record Date.........................................37

    7.2      Date of Distributions............................................37

    7.3      Disbursing Agent.................................................37

    7.4      Rights and Powers of Disbursing Agent............................37

    7.5      Surrender of Instruments.........................................38

    7.6      Delivery of Distributions........................................38

    7.7      Manner of Payment Under Plan.....................................38

    7.8      De Minimis and Fractional Distributions..........................39

    7.9      Exemption from Securities Laws...................................39

    7.10     Setoffs..........................................................39

    7.11     Allocation of Plan Distribution Between Principal and Interest...39

    7.12     Withholding and Reporting Requirements...........................40

    7.13     Time Bar to Cash Payments........................................40

    7.14     Closing of Chapter 11 Cases......................................40

ARTICLE VIII      PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS.......40

    8.1      No Distribution Pending Allowance................................40

    8.2      Resolution of Disputed Claims and Equity Interests...............41

    8.3      Estimation of Claims and Equity Interests........................41

    8.4      Reserve Account for Disputed Claims..............................42

    8.5      Allowance of Disputed Claims.....................................42

    8.6      Release of Funds from Disputed Claims Reserve....................42

ARTICLE IX        TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......43

    9.1      General Treatment................................................43

    9.2      Cure of Defaults.................................................43

    9.3      Approval of Assumption of Certain Executory Contracts............44

    9.4      Approval of Rejection of Executory Contracts and Unexpired
             Leases...........................................................44

    9.5      Bar Date for Filing Proofs of Claim Relating to Executory
             Contracts and Unexpired Leases Rejected Pursuant to the
             Reorganization Plan..............................................44

    9.6      Survival of Debtors' Corporate Indemnities.......................45

    9.7      Reservation of Rights Under Insurance Policies and Bonds.........45

ARTICLE X         CONDITIONS PRECEDENT TO THE CONFIRMATION DATE AND THE
                  EFFECTIVE DATE..............................................45

    10.1     Conditions to Confirmation.......................................45

    10.2     Conditions Precedent to the Effective Date.......................46

    10.3     Waiver of Conditions.............................................47

    10.4     Failure to Satisfy or Waiver of Conditions Precedent.............47

ARTICLE XI        EFFECT OF CONFIRMATION......................................48

    11.1     Revesting of Assets..............................................48

    11.2     Discharge of Claims and Cancellation of Equity Interests.........48

    11.3     Discharge of Reorganizing Debtors and Heber Debtors..............48

    11.4     Binding Effect...................................................49

    11.5     Term of Injunctions or Stays.....................................49

    11.6     Injunction Against Interference with Plan........................49

    11.7     Exculpation......................................................49

    11.8     Rights of Action.................................................50

    11.9     Injunction.......................................................50

    11.10    Release..........................................................51

ARTICLE XII       RETENTION OF JURISDICTION...................................51

    12.1     Jurisdiction of Court............................................51

ARTICLE XIII      MISCELLANEOUS PROVISIONS....................................53

    13.1     Deletion of Classes and Subclasses...............................53

    13.2     Dissolution of the Committee.....................................53

    13.3     Effectuating Documents and Further Transactions..................53

    13.4     Payment of Statutory Fees........................................54

    13.5     Modification of Plan.............................................54

    13.6     Courts of Competent Jurisdiction.................................54

    13.7     Exemption From Transfer Taxes....................................54

    13.8     Rules of Construction............................................55

    13.9     Computation of Time..............................................55

    13.10    Successors and Assigns...........................................55

    13.11    Notices..........................................................56

    13.12    Severability.....................................................56

    13.13    Governing Law....................................................57

    13.14    Exhibits.........................................................57

    13.15    Counterparts.....................................................57

                         EXHIBITS TO REORGANIZATION PLAN


   Exhibit Number     Exhibit

         1            List of Reorganizing Debtors

         2            List of Liquidating Debtors

         3 List of Reorganizing Debtors That Filed on Initial Petition Date and Subsequent Petition Date

         4            Description of Settlement of Loss Sharing Litigation

       9.1A           List of Rejecting Debtors

       9.1B           List of Assuming Debtors

                   EXHIBITS TO REORGANIZATION PLAN SUPPLEMENT

   Exhibit Number     Exhibit

         1            Reorganization Plan Warrant Agreement

         2            New CPIH Funded Debt

         3            New CPIH Revolver Facility

         4            New High Yield Indenture

         5            New High Yield Secured Note

         6            New L/C Facility

         7            New Revolver Facility

         8            Reinstated L/C Facility

         9            Reorganization Plan CPIH Preferred Stock

         10           Reorganization Plan Unsecured Note

         11           Form of Reorganization Plan Warrant

         12           Settlement of Loss Sharing Litigation

                                  INTRODUCTION

                  These Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Court. While this is a Joint Reorganization Plan for each of the Reorganizing Debtors and Heber Debtors, and without limiting the terms of Section 6.8 of this Reorganization Plan, it does NOT provide that these Chapter 11 Cases will be substantively consolidated. Capitalized terms used herein shall have the meanings ascribed to such terms in Article I of this Reorganization Plan.

                  Reference is made to the Disclosure Statement accompanying this Reorganization Plan, including the Exhibits thereto, for a discussion of the Reorganizing Debtors, and Heber Debtors' history, business, results of operations and properties, and for a summary and analysis of the Reorganization Plan. All creditors are encouraged to consult the Disclosure Statement and read this Reorganization Plan carefully before voting to accept or reject this Reorganization Plan.

                  NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED THEREWITH AND APPROVED BY THE COURT, HAVE BEEN AUTHORIZED BY THE COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS REORGANIZATION PLAN.

                  The Reorganizing Debtors and Heber Debtors reserve the right to proceed with confirmation of this Reorganization Plan as to some but not all of the Reorganizing Debtors and/or Heber Debtors.

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         1.1 Definitions. In addition to such other terms as are defined in other Sections of this Reorganization Plan, the following terms (which appear herein as capitalized terms) shall have the meanings set forth below, such meanings to be applicable to both the singular and plural forms of the terms defined. A term used in this Reorganization Plan and not defined herein or elsewhere in this Reorganization Plan, but that is defined in the Bankruptcy Code has the meaning set forth therein.

                  "Administrative Expense Claim" means a Claim under sections 503(b), 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses incurred after the Petition Date for preserving the assets of the Reorganizing Debtors and Heber Debtors, any actual and necessary costs and expenses of operating the businesses of the Reorganizing Debtors and Heber Debtors incurred after the Petition Date, all compensation and reimbursement of expenses allowed by the Court under sections 330, 331 or 503 of the Bankruptcy Code, any reclamation claims arising under section 546(c) of the Bankruptcy Code, any fee chargeable under section 1930 of Chapter 123 of Title 28 of the United States Code and any amounts payable with respect to Tranche A or Tranche B of the DIP Financing Facility.

                  "Administrative Expense Claim Bar Date" means the date that is thirty (30) days following the Effective Date. The Administrative Expense Claim Bar Date shall apply to all holders of Administrative Expense Claims not satisfied prior to the Administrative Expense Claim Bar Date, except that the Administrative Expense Claim Bar Date shall not apply to holders of the following limited types of claims: (a) United States Trustee Claims; (b) post-petition liabilities incurred and payable in the ordinary course of business by any Reorganizing Debtor or Heber Debtor; or (c) fees and expenses incurred by (i) Retained Professionals and (ii) Persons employed by the Reorganizing Debtors or Heber Debtors or serving as independent contractors to the Reorganizing Debtors or Heber Debtors in connection with their reorganization efforts, including without limitation the Balloting Agent.

                  "Additional Class 3 Warrants" means Reorganization Plan Warrants issued by Reorganized Covanta pursuant to this Reorganization Plan representing [ ____ percent (__%)] of Reorganized Covanta's Common Stock on a fully diluted basis as of the Effective Date.

                  "Additional New Lenders" means the group of new lenders organized by [ ] that together are responsible for underwriting $45 million of the funding commitment with respect to the Exit Financing Agreements, which will be allocated ratably among the New Revolver Facility, the New CPIH Revolver Facility and the New L/C Facility.

                  "Agent Banks" means Bank of America, N.A., as Administrative Agent, and Deutsche Bank, AG, New York Branch, as Documentation Agent, under the Prepetition Credit Agreement.

                  "Allowed" means, with reference to the portion of any Claim (other than Administrative Expense Claims) or Equity Interest and with respect to each Reorganizing Debtor or Heber Debtor, (a) any such Claim against or Equity Interest in such Reorganizing Debtor or Heber Debtor which has been listed by a Reorganizing Debtor or Heber Debtor in its Schedules, as such Schedules have been or may be amended or supplemented by a Reorganizing Debtor or Heber Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim or interest has been filed, (b) any Claim or Equity Interest allowed (i) under the Reorganization Plan or under any settlement agreement incorporated or otherwise implemented hereby, (ii) by Final Order, or (iii) as to which the liability of each Reorganizing Debtor or Heber Debtor and the amount thereof are determined by a final, non-appealable order of a court of competent jurisdiction other than the Court or (c) as to which a proof of claim has been timely filed before the applicable Bar Date in a liquidated amount with the Court pursuant to the Bankruptcy Code or any order of the Court, provided that (i) no objection to the allowance of such Claim or notice to expunge such Claim has been interposed by the Reorganizing Debtors, the Heber Debtors, the Committee, the United States Trustee or any other party in interest as permitted under the Bankruptcy Code before any final date for the filing of such objections or motions set forth in the Reorganization Plan, the Confirmation Order or other order of the Court, or (ii) if such objection or motion has been filed and not withdrawn, such objection or motion has been overruled by a Final Order (but only to the extent such objection or motion has been overruled); provided, further that any such Claims or Equity Interests allowed solely for the purpose of voting to accept or reject the Reorganization Plan pursuant to an order of the Court shall not be considered "Allowed Claims" or "Allowed Equity Interests" for the purpose of distributions hereunder. Except as expressly stated in this Reorganization Plan or as provided under section 506(b) of the Bankruptcy Code or a Final Order of the Court, an Allowed Claim shall not include interest on the principal amount of any Claim accruing from and after the Petition Date or any fees (including attorneys' fees), costs or charges (including late payment charges) related to any Claim accruing from or after the Petition Date.

                  "Allowed Administrative Expense Claim" means the portion of any Administrative Expense Claim (including any interest for which the Reorganizing Debtors or Heber Debtors are legally obligated) that is (i) incurred or arising after the Petition Date and prior to the Effective Date,
(ii) for those Administrative Expense Claims as to which the Administrative Expense Claim Bar Date is applicable, which has been filed before the Administrative Expense Bar Date, and (iii) as to which no objection to the allowance of such Administrative Expense Claim has been filed by the Reorganizing Debtors, the Heber Debtors, the Committee, the United States Trustee or any other party in interest as permitted under the Bankruptcy Code. All Administrative Expense Claims arising under or relating to the DIP Financing Facility are deemed Allowed Administrative Expense Claims.

                  "Allowed Class o Claim " means an Allowed Claim in the specified Class.

                  "Allowed Priority Tax Claims" means any Claim that is Allowed pursuant to Section 2.4 of this Reorganization Plan.

                  "Allowed Subclass 3A Secured Claim Amount" means the allowed amount of the Secured Bank Claims, currently estimated to be $434 million including accrued but unpaid fees and interest, but subject to ultimate resolution of the claims under the Prepetition Credit Agreement.

                  "Allowed Subclass 3B Secured Claim Amount" means the allowed amount of the 9.25% Debenture Claims, currently estimated to be $105 million including accrued but unpaid fees and interest, but subject to ultimate resolution of the claims under the 9.25% Debentures.

                  "Assuming Debtors' Schedule of Rejected Contracts and Leases" means a schedule of the executory contracts and unexpired leases to which each of the Assuming Debtors (as defined in Section 9.1(b) of this Reorganization
Plan) or Heber Debtors is a party that will be rejected under Article IX of the Plan, which schedule shall be filed and served on the relevant parties no less than twenty-three (23) days prior to the Confirmation Hearing.

                  "Ballot" means the ballot that accompanies the Disclosure Statement upon which holders of Impaired Claims entitled to vote on the Reorganization Plan shall indicate their acceptance or rejection of the Reorganization Plan.

                  "Ballot Deadline" means the date and time set by the Court by which the Balloting Agent must receive all Ballots.

                  "Balloting Agent" means Bankruptcy Services LLC ("BSI") or such other entity authorized by the Court to distribute, collect and tally Ballots.

                  "Bankruptcy Code" means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

                  "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure promulgated by the United States Supreme Court under 28 U.S.C. ss. 2075 and the local rules of the Court (including any applicable local rules and standing and administrative orders of the Court), as now in effect or hereafter amended, as applicable to the Chapter 11 Cases.

                  "Bar Date" means the applicable date or dates fixed by the Court or this Reorganization Plan for filing proofs of claim or interests in the Chapter 11 Cases.

                  "Bondholders Committee" means the Informal Committee of Secured Debenture Holders of certain holders of, and the Indenture Trustee for, the 9.25% Debentures issued by Covanta.

                  "Business Day" means any day other than a Saturday, Sunday or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

                  "Cash" means lawful currency of the United States, including cash equivalents, bank deposits, checks and other similar items, unless otherwise indicated.

                  "Chapter 11 Cases" means the voluntary cases under Chapter 11 of the Bankruptcy Code commenced by each Reorganizing Debtor and each Heber Debtor, which cases are currently pending before the Court under the caption In re Ogden Services New York, Inc. et al., Case Nos. 02-40826 (CB), et al.

                  "Claim" has the meaning set forth in section 101 of the Bankruptcy Code, whether or not asserted.

                  "Claims Objection Deadline" means that day which is one hundred eighty (180) days after the Effective Date, as the same may be extended from time to time by the Court, without further notice to parties in interest.

                  "Class" means any group of similar Claims or Equity Interests described in Article IV of the Reorganization Plan in accordance with section 1123(a)(1) of the Bankruptcy Code.

                  "Committee" means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as appointed, modified or reconstituted from time to time.

                  "Confirmation Date" means the date on which the clerk of the Court enters the Confirmation Order on the docket, within the meaning of Bankruptcy Rules 5003 and 9021.

                  "Confirmation Hearing" means the hearing held by the Court to consider confirmation of the Reorganization Plan pursuant to section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

                  "Confirmation Order" means the order of the Court confirming the Reorganization Plan pursuant to section 1129 of the Bankruptcy Code, together with any subsequent orders, if any, pursuant to sections 1127 and 1129 of the Bankruptcy Code approving modifications to the Reorganization Plan, which in each case shall be in form and substance satisfactory to the Reorganizing Debtors.

                  "Convenience Claim" means any Unsecured Claim, other than an Intercompany Claim, against any Operating Company Reorganizing Debtor in an amount equal to or less than $2,500.

                  "Convertible Subordinated Bond Claims" means any Unsecured Claim that arises out of, or is attributable to, ownership of the Convertible Subordinated Bonds.

                  "Convertible Subordinated Bonds" means all the convertible subordinated notes issued by Covanta, including (i) those in the aggregate principal amount of $85,000,000 bearing an interest rate of 6% per annum and
(ii) those in the aggregate principal amount of $63,500,000 bearing an interest rate of 5-3/4% per annum.

                  "Court" collectively means the United States Bankruptcy Court for the Southern District of New York and, to the extent it may exercise jurisdiction over the Chapter 11 Cases, the United States District Court for the Southern District of New York or if either such court ceases to exercise jurisdiction over the Chapter 11 Cases, such other Court or adjunct thereof that exercises competent jurisdiction over the Chapter 11 Cases or any proceeding therein.

                  "Covanta" means Covanta Energy Corporation, a Reorganizing Debtor and the ultimate corporate parent directly or indirectly holding an interest in all the Reorganizing Debtors and Heber Debtors in these Chapter 11 Cases.

                  "Covanta Energy Americas" means Covanta Energy Americas, Inc., a Reorganizing Debtor.

                  "Covanta Energy Americas Unsecured Claim" means (i) all Unsecured Claims asserted against Covanta Energy Americas, (ii) without duplication of clause (i) of this definition, the 9.25% Deficiency Claim, and
(iii) without duplication of clause (i) of this definition, the Prepetition Lender Deficiency Claim; provided, however, that the term Covanta Unsecured Claims shall not include any Convenience Claims.

                  "Covanta Huntington" means Covanta Huntington, L.P., a Reorganizing Debtor.

                  "Covanta Onondaga" means Covanta Onondaga, L.P., a Reorganizing Debtor.

                  "Covanta Unsecured Claims" means (i) all Unsecured Claims asserted against Covanta or any Intermediate Holding Company Debtor, (ii) without duplication of clause (i) of this definition, the 9.25% Deficiency Claim, and (iii) without duplication of clause (i) of this definition, the Prepetition Lender Deficiency Claim; provided, however, that the term Covanta Unsecured Claims shall not include any Convenience Claims.

                  "CPIH" means Covanta Power International Holdings, Inc., a Reorganizing Debtor.

                  "Deficiency Claim" means an Allowed Claim of a holder equal to the amount by which the aggregate Allowed Claims of such holder exceed the sum of (a) any setoff rights of the holder permitted under section 553 of the Bankruptcy Code plus (b) (without duplication of clause (a)) the Secured Claim of such holder; provided, however, that if the holder of a Secured Claim makes the election pursuant to section 1111(b)(2) of the Bankruptcy Code, there shall not be a Deficiency Claim in respect of such Claim.

                  "DIP Agents" means Bank of America, N.A., as administrative agent, and Deutsche Bank AG, New York branch, as documentation agent, under the DIP Financing Facility.

                   "DIP Financing Facility" means the Debtor-in-Possession Credit Agreement, dated as of April 1, 2002, among the Reorganizing Debtors, the Heber Debtors, the Liquidating Debtors, the DIP Lenders and the DIP Agents, as it has been or may be amended and modified from time to time, and as approved and extended by order of the Court.

                  "DIP Lenders" means those Persons from time to time party to the DIP Financing Facility as lenders.

                  "Disbursing Agent" means Reorganized Covanta, in its capacity as disbursing agent under this Reorganization Plan, together with such other persons as may be selected by Reorganized Covanta in accordance with Section 7.3 of this Reorganization Plan.

                  "Disclosure Statement" means the written disclosure statement that relates to this Reorganization Plan and is approved by the Court pursuant to section 1125 of the Bankruptcy Code, as such disclosure statement may be amended, modified, or supplemented (and all exhibits and schedules annexed thereto or referred to therein) and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

                  "Disputed Claim" means that portion (including, when appropriate, the whole) of a Claim that is not an Allowed Claim, is subject to an Estimation Request, or as to which an objection has been filed. For the purposes of the Reorganization Plan, a Claim shall be considered a Disputed Claim in its entirety before the time that an objection has been or may be filed if: (a) the amount or classification of the Claim specified in the relevant proof of claim exceeds the amount or classification of any corresponding Claim scheduled by a Reorganizing Debtor or Heber Debtor in its Schedules; (b) any corresponding Claim scheduled by a Reorganizing Debtor or Heber Debtor has been scheduled as disputed, contingent or unliquidated in its Schedules; or (c) no corresponding Claim has been scheduled by a Reorganizing Debtor or Heber Debtor in its Schedules.

                  "Disputed Claims Reserve" means, with respect to each Class of Claims in which there exists any Disputed Claim on or after the Effective Date other than Class 4, Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants to be set aside by the Disbursing Agent in separate accounts corresponding to each such Class of Claims in which there are Disputed Claims, in an amount such that, if such Disputed Claims become Allowed Claims, there will be sufficient Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants to pay all such Disputed Claims pro rata with Allowed Claims in such Class with respect to each such Class of Claims in accordance with the provisions of this Reorganization Plan. Each Disputed Claims Reserve is to be maintained under this Reorganization Plan, as set forth more fully in Article VIII of this Reorganization Plan.

                  "Distributable Cash" means an amount of Cash equal to the lesser of (i) $60 million, and (ii) the amount of (x) Free Cash minus (y) Exit Costs.

                  "Distribution" means the distribution to holders of Allowed Claims in accordance with this Reorganization Plan of Cash, Reorganization Plan Notes, Reorganization Plan Equity Securities and Warrants or other property, as the case may be.

                  "Distribution Address" means (i) the address of the holder of a Claim set forth in the relevant proof of claim, (ii) the address set forth in any written notices of address change delivered to the Disbursing Agent after the date of any related proof of claim, or (iii) if no proof of claim is filed in respect to a particular Claim, the address set forth in the relevant Reorganizing Debtor's Schedules of Assets and Liabilities or register maintained for registered securities.

                  "Distribution Date" means the date that is the later of (i) the Effective Date or as soon thereafter as reasonably practicable, but in no event later than thirty (30) days after the Effective Date and (ii) the first Business Day after the date that is thirty (30) days after the date such Claims become Allowed Claims or otherwise become payable under the Reorganization Plan.

                  "Distribution Record Date" means the Confirmation Date or, with respect to holders of 9.25% Debenture Claims, the date fixed by the Court as the record date for determining the holders of 9.25% Debentures who are entitled to receive Distributions under this Reorganization Plan.

                  "Domestic Reorganizing Debtors" means the Reorganizing Debtors other than CPIH and its direct and indirect subsidiaries.

                  "DSS Environmental" means DSS Environmental, Inc., a Reorganizing Debtor.

                  "Effective Date" means a date, which is a Business Day, selected by each of the Reorganizing Debtors and Heber Debtors that is no more than ten (10) Business Days following the date on which all conditions set forth in Section 10.2 of this Reorganization Plan have been satisfied or expressly waived pursuant to Section 10.3 of this Reorganization Plan.

                  "Elective Convenience Claim" means any Unsecured Claim, other than an Intercompany Claim, against any of the Operating Company Reorganizing Debtors for which the holder of the Unsecured Claim elects, by so indicating in writing on a validly executed and timely delivered Ballot, to receive (at the option of the Reorganizing Debtors) either (A) payment in Cash, in an amount equal to the lesser of $2,500 or 75% of the Allowed Class 4 Claim, or (B) the Reorganization Plan Unsecured Notes that such holder would otherwise have been entitled to receive pursuant to the Reorganization Plan in settlement, release and discharge of the Allowed Class 4 Claim.

                  "Equity Interest" means as to each Reorganizing Debtor and Heber Debtor, any equity security, partnership interest or share of common stock or other instrument evidencing an ownership interest in such Reorganizing Debtor or Heber Debtor, regardless of whether it may be transferred, and any option, warrant or right, contractual or otherwise, to acquire an ownership interest or other equity security in such Reorganizing Debtor or Heber Debtor and shall include any redemption, conversion, exchange, voting participation, dividend rights and liquidation preferences relating thereto.

                  "ESOP" means an employee stock ownership plan within the meaning of section 4975(e)(7) of the Internal Revenue Code of 1986, as amended.

                  "Estate" means as to each Reorganizing Debtor or Heber Debtor, the estate which was created by the commencement of such Reorganizing Debtor or Heber Debtor's Chapter 11 Case pursuant to section 541 of the Bankruptcy Code, and shall be deemed to include, without limitation, any and all privileges of such Reorganizing Debtor or Heber Debtor and all interests in property, whether real, personal or mixed, rights, causes of action, avoidance powers or extensions of time that such Reorganizing Debtor or Heber Debtor or such estate shall have had effective as of the commencement of the Chapter 11 Case, or which such estate acquired after the commencement of the Chapter 11 Case, whether by virtue of section 544, 545, 546, 547, 548, 549 or 550 of the Bankruptcy Code or otherwise.

                  "Estimated Recovery Value" means the estimated value of any Distribution under this Reorganization Plan; provided, that with respect to Distributions consisting of Reorganization Plan Notes, the Estimated Recovery Value shall be determined based upon the face amount of such Reorganization Plan Notes; and further, provided, that with respect to Distributions consisting of Reorganization Plan Equity Securities and Warrants, the Estimated Recovery Value shall be the valuation for any such Reorganization Plan Equity Securities and Warrants set forth in the Disclosure Statement or as determined by the Court.

                  "Estimation Request" means a request for estimation of a Claim in accordance with the Bankruptcy Code and Bankruptcy Rules.

                  "Excess Distributable Cash" means, if Distributable Cash is equal to $60 million, an amount of Cash equal to ninety-seven and one half percent (97.5%) of Free Cash in excess of Distributable Cash.

                  "Exit Costs" means the Cash costs for consummation of this Reorganization Plan, to be either paid or reserved on or shortly after the Effective Date pursuant to the terms hereof, including without limitation, (i) all amounts required with respect to Distributions to holders of Allowed Administrative Expense Claims, Allowed Convenience Claims, Allowed Elective Convenience Claims to the extent the Reorganized Debtors elect to pay such claims in Cash, if any, and funding of reserves with respect to Disputed Claims,
(ii) funding the Operating Reserve, (iii) payment of all costs and expenses associated with the transactions contemplated hereunder, (iv) severance costs,
(v) establishment of tax reserves with respect to the Geothermal Sale, and (vi) such other reserves as may be required under one or more of the Exit Financing Agreements.

                  "Exit Financing Agreements" means the agreements providing for new credit facilities, to be entered into on the Effective Date among the Exit Financing Borrowers and the Persons identified therein as lenders, consisting of the Reinstated L/C Facility, the New Revolver Facility, the New L/C Facility, the New CPIH Funded Debt, the New CPIH Revolver Facility and the New High Yield Indenture, each substantially in the form set forth in the Reorganization Plan Supplement, and all collateral agreements executed in connection therewith.

                  "Exit Facility Agents" means Bank of America, N.A., as Administrative Agent and Collateral Agent and Deutschebank A.G., New York branch, as Document Agent, under certain of the Exit Financing Agreements.

                  "Exit Financing Borrowers" means Reorganized Covanta and each other Reorganized Debtor [(other than the borrowers under the New CPIH Revolver Facility, if any)], to the extent permissible under existing law and subject to exceptions satisfactory to the Exit Facility Agents (including an exception for any Reorganized Debtor precluded by virtue of valid and effective charter or contractual restrictions from borrowing under the New Revolver Facility).

                  "Final Order" means an order or judgment of the Court, as entered on the docket of the Court, that has not been reversed, stayed, modified, or amended, and as to which: (a) the time to appeal, seek review or rehearing or petition for certiorari under the Bankruptcy Rules has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been resolved by the highest Court to which the order or judgment was appealed or from which certiorari was sought, provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules governing procedure in cases before the Court, may be filed with respect to such order or judgment shall not cause such order or judgment not to be a Final Order.

                  "Free Cash" means the total amount of Cash held by the Reorganizing Debtors on the Effective Date after consummation of the Geothermal Sale and immediately prior to giving effect to the payment of Exit Costs or any other Distributions or transactions contemplated by this Reorganization Plan; provided, however that Free Cash does not include the Post-Confirmation Working Capital or any other Cash as to which usage by the Reorganizing Debtors is restricted in any manner pursuant to the terms of any applicable agreements to which the Reorganized Debtors are party, including, without limitation, any project financing or operating agreements.

                  "Geothermal Sale" means the sale by the Reorganizing Debtors of certain assets related to the Heber Debtors' geothermal independent power production business or the equity thereof pursuant to section 363 of the Bankruptcy Code or through a plan of reorganization.

                  "Heber Debtors Intercompany Claim" means any Intercompany Claim held by a Heber Debtor, but excluding any such Claim that would also be included in the definition of Liquidating Debtors Intercompany Claim or Reorganizing Debtors Intercompany Claim.

                  "Heber Secured Claim" means (i) any Secured Claim against a Heber Reorganizing Debtor that is secured by a Lien on such Heber Reorganizing Debtor's tangible or intangible assets [and (ii) any Claim against _________ based on a guarantee of a Secured Claim described in the preceding clause of this definition]; provided, however, that Heber Secured Claims do not include the Claims of the DIP Lenders, or Intercompany Claims.

                  "Heber Unsecured Claims" means all Unsecured Claims asserted against any Heber Debtor.

                  "Impaired" means, when used with reference to an Allowed Claim or an Allowed Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                  "Indenture Trustee" means Wells Fargo Bank Minnesota, National Association, in its capacity as indenture trustee with respect to the 9.25% Debentures.

                  "Initial Distribution" means the initial distribution of the Secured Class 3 Total Distribution into separate Distributions for Subclass 3A and Subclass 3B in accordance with Section 4.4(c)(I) of this Reorganization Plan.

                  "Initial Petition Date" means April 1, 2002, the date upon which the Reorganizing Debtors identified on Exhibit 3 hereto and the Heber Debtors filed their respective orders for relief under Chapter 11 of the Bankruptcy Code.

                  "Intercompany Claims" means all Claims against a Reorganizing Debtor or Heber Debtor asserted by any Liquidating Debtor or any other Reorganizing Debtor or Heber Debtor, including, without limitation, any (a) preference actions, fraudulent conveyance actions, rights of setoff and other claims or causes of action under sections 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code and other applicable bankruptcy or nonbankruptcy law, (b) claims or causes of action arising out of illegal dividends or similar theories of liability, (c) claims or causes of action based on piercing the corporate veil, alter ego liability or similar legal or equitable theories of recovery arising out of the ownership or operation of any of the Reorganizing Debtors or Heber Debtors prior to the applicable Petition Date, (d) claims or causes of action based on unjust enrichment, (e) claims or causes of action for breach of fiduciary duty, mismanagement, malfeasance or, to the extent they are claims or causes of action of any of the Reorganizing Debtors or Heber Debtors, fraud, (f) claims or causes of action arising out of any contracts or other agreements between or among any of the Reorganizing Debtors or Heber Debtors and any Liquidating Debtor or any other Reorganizing Debtor or Heber Debtors that are rejected, and (g) any other claims or causes of action arising out of or related in any way to the Chapter 11 Cases, the Liquidation Plan or this Reorganization Plan that are based on an injury that affects or affected the shareholders or creditors of any of the Liquidating Debtors, Heber Debtors or Reorganizing Debtors generally.

                  "Intercreditor Agreement" means the Intercreditor Agreement dated as of March 14, 2001, among Covanta and its affiliates named therein and the Prepetition Lenders, as it has been or may be amended, supplemented or otherwise modified.

                  "Intermediate Holding Company Debtor" means the following Reorganizing Debtors: [to come].

                  "Lien" has the meaning set forth in section 101(37) of the Bankruptcy Code.

                  "Liquidating Debtors" means those debtors identified on
Exhibit 2 attached hereto that are being liquidated pursuant to the Liquidation Plan.

                  "Liquidating Debtors Intercompany Claim" means any Intercompany Claim held by a Liquidating Debtor or any of its direct or indirect subsidiaries.

                  "Liquidation Plan" means the Joint Plan of Liquidation of Ogden New York Services, Inc., et al. under Chapter 11 of the Bankruptcy Code (including all exhibits, supplements, appendices and schedules annexed thereto), dated September__, 2003, as the same may be amended, modified or supplemented from time to time.

                  "Loss Sharing Litigation" means docket item number 595 in the Chapter 11 Cases captioned as The Motion of Canadian Imperial Bank of Commerce, as agent for the Canadian Loss Sharing Lenders, for an Order (1) Interpreting and Enforcing the Final DIP Order and (2) Confirming the Amount of the Tranche C Loans to the Debtors, dated June 25, 2002, pending before the Court.

                  "New CPIH Funded Debt" means the new debt to be issued, in the form of a term loan, by Reorganized CPIH as part of the Exit Financing Agreements on the Effective Date in the aggregate principal amount of $80 million, to be secured by a second priority lien on substantially all of Reorganized CPIH's and its domestic subsidiaries' assets.

                  "New CPIH Revolver Facility" means the new revolving line of credit facility, to be entered into as part of the Exit Financing Agreements as an obligation of Reorganized CPIH and its domestic subsidiaries, guaranteed and secured by the Domestic Reorganizing Debtors, and secured by a first priority lien on substantially all of Reorganized CPIH's and its domestic subsidiaries' assets, junior only to duly perfected and unavoidable prior liens, providing for a revolving credit line of up to $10 million dollars for purposes of supporting the business operations of CPIH and its domestic subsidiaries, as more particularly described therein.

                  "New Facility Lenders" means the Persons, other than any of the Additional New Lenders, named as lenders with respect to the New Revolver Facility, the New CPIH Revolver Facility or the New L/C Facility.

                  "New High Yield Indenture" means the indenture to be entered into as part of the Exit Financing Agreements providing for the issuance by Reorganized Covanta of the New High Yield Secured Notes at discount in the aggregate amount of [$200 million, which liability will grow to $225 million at maturity.]

                  "New High Yield Secured Notes" means the new notes, secured by a third priority lien on the Post-Confirmation Collateral, to be issued by Reorganized Covanta and guaranteed by the Domestic Reorganizing Debtors on the Effective Date pursuant to the New High Yield Indenture in accordance with the terms of this Reorganization Plan substantially in the form of the New High Yield Secured Note contained in the Reorganization Plan Supplement.

                  "New Lender Warrants" means Reorganization Plan Warrants issued by Reorganized Covanta pursuant to this Reorganization Plan representing [______ percent (___%)] of Reorganized Covanta's Common Stock on a fully diluted basis as of the Effective Date.

                  "New L/C Facility" means the new letter of credit facility, to be entered into as part of the Exit Financing Agreements, as an obligation of the Domestic Reorganizing Debtors, secured by a first priority lien on the Post-Confirmation Collateral and the assets of CPIH and its subsidiaries, junior only to duly perfected and unavoidable prior liens, providing for commitments for issuance of certain letters of credit of up to [$87.0] million for purposes of supporting the Domestic Reorganizing Debtors business operations, as more particularly described therein.

                  "New Revolver Facility" means the new revolving line of credit facility, to be entered into as part of the Exit Financing Agreements, as an obligation of the Domestic Reorganizing Debtors, secured by a first priority lien on the Post-Confirmation Collateral and the assets of CPIH and its subsidiaries, junior only to duly perfected and unavoidable prior liens, providing for a revolving credit line of up to [$40] million for purposes of financing the business operations of the Domestic Reorganizing Debtors, as more particularly described therein.

                  "Non-Participating Lender" means any holder of an Allowed Class 3 Claim that is not a New Facility Lender or one of the Additional New Lenders.

                  "Non-Priority Subclass 3A Claims" means all Secured Bank Claims other than Priority Bank Claims.

                  "9.25% Debenture Claim" means any Claim that arises out of, or is attributable to, ownership of the 9.25 % Debentures.

                  "9.25% Debenture Holders Subclass 3B Distribution" means the aggregate Distribution to holders of Allowed Subclass 3B Claims pursuant to this Reorganization Plan.

                  "9.25% Debentures" means those certain debentures issued by Ogden Corporation (now known as Covanta) in the aggregate principal amount of $100,000,000 due in March 2022 and bearing an interest rate of 9.25 % per annum (Cusip No. 676346AF6).

                  "9.25% Debentures Adversary Proceeding" means adversary proceeding No. 02-03004 captioned as The Official Committee of Unsecured Creditors v. Wells Fargo Bank Minnesota, National Association, et al., pending before the Court.

                  "9.25% Deficiency Claim" means an amount equal to (X) the Allowed amount of 9.25% Debenture Claims, currently estimated at $105 million including accrued but unpaid fees and interest minus (Y) as of the Effective Date, the Estimated Recovery Value of the 9.25% Debenture Holders Subclass 3B Distribution, such amount to be determined by agreement of the holders of the 9.25% Debentures, the Reorganizing Debtors and the Committee, or by order of the Court.

                  "Old Covanta Stock" means the pre-confirmation common stock, options, warrants, preferred stock or any other Equity Interest of Covanta, whether issued and outstanding or held in treasury.

                  "Operating Company Reorganizing Debtor" means any of the Reorganizing Debtors other than Covanta, Covanta Energy Americas and the Intermediate Holding Company Debtors.

                  "Operating Company Unsecured Claims" means all Unsecured Claims asserted against any Operating Company Reorganizing Debtor; provided, however, that the term Operating Company Unsecured Claims shall not include any Convenience Claim.

                  "Operating Reserve" shall have the meaning assigned to such term in the Liquidation Plan.

                  "Operating Reserve Deficiency Amount" means the amount of the Operating Reserve Deficiency (as defined in Section 6.1(a) of the Liquidation
Plan), if any, that shall be transferred by the Reorganizing Debtors to the Operating Reserve.

                  "Person" has the meaning provided in section 101(41) of the Bankruptcy Code and includes, without limitation, any individual, corporation, partnership, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, the Committee, Indenture Trustee, Equity Interest holders, holders of Claims, current or former employees of any Reorganizing Debtor, or any other entity.

                  "Petition Date" means, collectively, the Initial Petition Date and the Subsequent Petition Date.

                  "Plan Documents" means the documents to be executed, delivered, assumed or performed in conjunction with the consummation of this Reorganization Plan on the Effective Date, including, without limitation, the amended organizational documents for Reorganized Covanta and the Exit Financing Agreements and shall be treated as if incorporated herein.

                  "Post-Confirmation Collateral" means all assets of the Domestic Reorganizing Debtors, including the common stock of CPIH, to the extent such assets may be subject to a Lien, with respect to the Exit Financing Borrowers' obligations under the Exit Financing Agreements without violation of any applicable law or the terms of any contracts that have been assumed or reinstated by the Reorganized Debtors unless otherwise waived or consented to.

                  "Post-Confirmation Working Capital" means an amount of Cash equal to $10 million to be retained on the Effective Date by the Domestic Reorganizing Debtors.

                   "Preference Claim" means a claim, right or cause of action accruing under section 547 of the Bankruptcy Code, or under section 550 of the Bankruptcy Code to recover a transfer avoided under section 547 of the Bankruptcy Code, and which may be asserted by or on behalf of a Reorganizing Debtor or Heber Debtor.

                  "Preferred Distribution" shall have the meaning assigned to that term under the Intercreditor Agreement.

                  "Prepetition Credit Agreement" means the Revolving Credit and Participation Agreement dated as of March 14, 2001, among Covanta, certain other Reorganizing Debtors, certain other Liquidating Debtors and the Prepetition Lenders and the Security Agreement dated as of March 14, 2001, both as they have been or may be amended, supplemented or otherwise modified from time to time.

                  "Prepetition Lenders" means the Persons identified as lenders under the Prepetition Credit Agreement, together with their successors and permitted assigns.

                  "Prepetition Lender Deficiency Claim" means an amount equal to
(X) the Allowed amount of the claims of the Prepetition Lenders, currently estimated at $434 million including accrued but unpaid fees and interest minus
(Y) as of the Effective Date, the Estimated Recovery Value of the Subclass 3A Recovery, such amount to be determined by agreement of the Prepetition Lenders, the Reorganizing Debtors and the Committee, or by order of the Court.

                  "Priority Bank Claims" means all Secured Bank Claims that are entitled to a Preferred Distribution or Ratable Paydown pursuant to the Intercreditor Agreement.

                  "Priority Bank Lenders" means the Prepetition Lenders that hold Priority Bank Claims.

                  "Priority Non-Tax Claim" means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Expense Claim or (b) a Priority Tax Claim.

                  "Priority Tax Claim" means any Claim of a Government Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  "Pro Rata Class Share" means the proportion that the amount of any Claim bears to the aggregate amount of such Claim and all other Claims in the same Class entitled to distributions from the same source of Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants, including Disputed Claims.

                  "Pro Rata Subclass Share" means the proportion that the amount of any Claim bears to the aggregate amount of such Claim and all other Claims in the same Subclass entitled to Distributions from the same source of Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants, including Disputed Claims.

                  "Project Debt Claim" means (i) any Secured Claim against an Operating Company Reorganizing Debtor that is secured by a Lien on such Operating Company Reorganizing Debtor's tangible or intangible assets, and (ii) any Claim against Covanta based on a guarantee of a Secured Claim described in the preceding clause of this definition; provided, however, that Project Debt Claims do not include the Claims of the Prepetition Lenders, the DIP Lenders, the holders of the 9.25% Debentures or Intercompany Claims.

                  "Ratable Paydown" shall have the meaning assigned to that term under the Intercreditor Agreement.

                  "Reinstated L/C Facility" means the letter of credit facility, secured by a second priority lien on the Post-Confirmation Collateral, to be reinstated as part of the Exit Financing Agreements providing for letters of credit in the aggregate face amount of up to $176 million for purposes of continuing or replacing certain unfunded letters of credit issued and outstanding as of the Effective Date under Tranche B of the DIP Financing Facility and for funding draws with respect thereto.

                  "Rejecting Debtors' Schedule of Assumed Contracts and Leases" means a schedule of the executory contracts and unexpired leases to which each of the Rejecting Debtors (as defined in Section 9.1(a) of this Reorganization
Plan) is a party that will be assumed under Article IX of the Plan, which schedule shall be filed and served on the relevant parties no less than twenty-three (23) days prior to the Confirmation Hearing.

                  "Released Party" means each Reorganizing Debtor and each Heber Debtor, and any officer, director or employee of any Reorganizing Debtor and any Heber Debtor but only if and to the extent, in each case, such party served in such capacity on or after the applicable Petition Date.

                  "Reorganization Plan" means this chapter 11 plan of reorganization, including without limitation, all documents referenced herein and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

                  "Reorganization Plan Equity Securities and Warrants" means the Reorganized CPIH Preferred Stock, Reorganized Covanta Common Stock and Reorganization Plan Warrants.

                  "Reorganization Plan Notes" means the New High Yield Secured Notes, the Reorganization Plan Unsecured Notes and the New CPIH Funded Debt.

                  "Reorganization Plan Supplement" means a supplemental appendix to this Reorganization Plan that will contain the Plan Documents in substantially completed form, to be filed no later than five (5) days prior to the last date by which votes to accept or reject this Reorganization Plan must be submitted. Documents to be included in the Reorganization Plan Supplement will be posted at www.covantaenergy.com as they become available.

                  "Reorganization Plan Unsecured Notes" means the new subordinated unsecured notes to be issued by Reorganized Covanta on the Effective Date in accordance with the terms of this Reorganization Plan in an aggregate principal amount equal to the aggregate amount of Allowed Class 4 Claims and Allowed Class 5 Claims, substantially in the form of the Reorganization Plan Unsecured Note contained in the Reorganization Plan Supplement.

                  "Reorganization Plan Warrants" means the warrants exercisable for [forty nine percent (49%)] of Reorganized Covanta Common Stock to be issued by Reorganized Covanta on the Effective Date in accordance with the terms of this Reorganization Plan, substantially in the form of the Reorganization Plan Warrant contained in the Reorganization Plan Supplement.

                  "Reorganized Covanta" means Covanta on and after the Effective Date.

                  "Reorganized Covanta Common Stock" means the shares of common stock of Reorganized Covanta, authorized under Section 6.3 of this Reorganization Plan and under the amended and restated certificate of incorporation for Reorganized Covanta. The number of issued and outstanding shares of Common Stock as of the Effective Date shall be [______], and the number of authorized shares shall be [_______].

                  "Reorganized Covanta Secured Claims" means the Secured Bank Claims and Secured 9.25% Debenture Claims.

                  "Reorganized CPIH Preferred Stock" means the shares of preferred stock of CPIH, authorized under Section 6.3 of this Reorganization Plan and under the amended and restated certificate of incorporation for Reorganized CPIH with an aggregate liquidation preference of $30 million and with voting and dividend rights, as set forth substantially in the form of the Reorganization Plan CPIH Preferred Stock certificate of designation contained in the Reorganization Plan Supplement. The number of issued and outstanding shares of CPIH Preferred Stock as of the Effective Date shall be [1,000,000], and the number of authorized shares shall be [1,000,000].

                  "Reorganized Debtor" means each Reorganizing Debtor, on or after the Effective Date.

                  "Reorganized Heber Debtor" means each Heber Debtor, on or after the Effective Date.

                  "Reorganized Senior Heber Equity Interests" means the new Equity Interests in Covanta SIGC Energy I, Covanta SIGC Energy II, Heber Field Company and Heber Geothermal Company, authorized under Section 6.3 of this Reorganization Plan to be issued on the Effective Date.

                  "Reorganizing Debtors" has the meaning ascribed to such term on the first page of this Reorganization Plan (each of the Reorganizing Debtors is individually referred to herein as a Reorganizing Debtor). A list of the Reorganizing Debtors is attached hereto as Exhibit 1.

                  "Reorganizing Debtors Intercompany Claim" means any Intercompany Claim held by a Reorganizing Debtor, but excluding any such Claims that would also be included in the definition of Liquidating Debtors Intercompany Claim or Heber Debtors Intercompany Claim.

                  "Retained Professional" means the professionals retained in these jointly administered Chapter 11 Cases by the Reorganizing Debtors, the Heber Debtors or the Committee pursuant to sections 327, 328 or 1103 of the Bankruptcy Code pursuant to Final Orders of the Court.

                  "Schedules" means the schedules of assets and liabilities and the statement of financial affairs filed by the Reorganizing Debtors as required by sections 521 and 1106(a)(2) of the Bankruptcy Code and Bankruptcy Rule 1007, as they have been or may be supplemented or amended from time to time.

                  "Secured Bank Claims" means the Secured Claims of the Prepetition Lenders arising under (i) the Prepetition Credit Agreement and related collateral documents, and (ii) the Intercreditor Agreement, including the Priority Bank Claims and the Non-Priority Subclass 3A Claims.

                  "Secured Claim" means, pursuant to section 506 of the Bankruptcy Code, that portion of a Claim that is secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of any of the Reorganizing Debtors in and to property of the Estates, to the extent of the value of the holder's interest in such property as of the relevant determination date. The defined term Secured Claim includes any Claim that is (i) subject to an offset right under applicable law, and (ii) a secured claim against any of the Reorganizing Debtors or Heber Debtors pursuant to sections 506(a) and 553 of the Bankruptcy Code. Such defined term shall not include for voting or Distribution purposes any such Claim that has been or will be paid in connection with the cure of defaults under an assumed executory contract or unexpired lease under section 365 of the Bankruptcy Code. A Secured Claim shall not include any portion of the Claim that exceeds that value of the interest in property of the Estate securing such Claim.

                  "Secured Class 3 Total Distribution" means the total Distribution to Allowed Class 3 Claims (including Allowed Subclass 3A Claims and Allowed Subclass 3B Claims) under this Reorganization Plan, consisting of: (i) Distributable Cash, (ii) Excess Distributable Cash (if any), (iii) the New High Yield Secured Notes, (iv) New CPIH Funded Debt, (v) Reorganized CPIH Preferred Stock, (vi) the New Lender Warrants, and (vii) [Additional Class 3 Warrants].

                  "Secured Value Distribution" means the portion of the Secured Class 3 Total Distribution made to holders of Allowed Subclass 3A Claims or Allowed Subclass 3B Claims in the form of either Distributable Cash or New High Yield Secured Notes.

                  ["Senior Unsecured Claims" means all Allowed Class 6 Claims that are entitled to enforcement of the subordination provisions contained in the indenture for the Convertible Subordinated Bonds.]

                  "Specified Personnel" means any individual serving as a present or former officer, director or employee of the Reorganizing Debtors who, prior to the Confirmation Date, was entitled to indemnification from one of the Reorganizing Debtors or for whom such indemnification was permitted under applicable law.

                  "Subclass 3A Percentage" means the percentage determined by dividing (i) the Allowed Subclass 3A Secured Claim Amount by (ii) the Total Allowed Class 3 Secured Claim Amount.

                  "Subclass 3A Recovery" means a Distribution equal to the Subclass 3A Percentage of the Secured Class 3 Total Distribution.

                  "Subclass 3B Percentage" means the percentage determined by dividing (i) the Allowed Subclass 3B Secured Claim Amount by (ii) the Total Allowed Class 3 Secured Claim Amount.

                  "Subclass 3B Recovery" means a Distribution equal to the Subclass 3B Percentage of the Secured Class 3 Total Distribution.

                  "Subordinated Claims" means (a) Claims for fines, penalties or forfeiture or for multiple, exemplary or punitive damages, to the extent that such fines, penalties, forfeitures or damages are not compensation for actual pecuniary loss suffered by the holders of such claims, (b) Claims subject to subordination under section 510(b) of the Bankruptcy Code, including without limitation claims for rescission, damages or reimbursement, indemnification or contribution arising out of a purchase or sale of any security of any of the Reorganizing Debtors or Liquidating Debtors, and (c) Claims subject to equitable subordination under section 510(c) of the Bankruptcy Code.

                  "Subsequent Petition Date" means June 6, 2003, the date upon which the Reorganizing Debtors identified on Schedule 3 hereto filed their respective orders for relief under chapter 11 of the Bankruptcy Code.

                  "Subsidiary Debtors" means the Reorganizing Debtors other than Covanta, Covanta Huntington and Covanta Onondaga.

                  "Substantial Contribution Claims" means the claim by any creditor or party in interest for reasonable compensation for services rendered in these Chapter 11 Cases pursuant to section 503(b)(3), (4) or (5) of the Bankruptcy Code.

                  "Total Allowed Class 3 Secured Claim Amount" means the sum of
(i) Allowed Subclass 3A Secured Claim Amount and (ii) Allowed Subclass 3B Secured Claim Amount.

                   "Unimpaired" means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is not Impaired.

                  "United States Trustee" means the Office of the United States Trustee for the Southern District of New York.

                  "United States Trustee Claims" means all United States Trustee Fees accrued through the close of the Chapter 11 Cases.

                  "United States Trustee Fees" means all fees and charges due from the Reorganizing Debtors or Heber Debtors to the United States Trustee pursuant to section 1930 of Title 28 of the United States Code.

                  "Unsecured Claims" means any Claim (including, without limitation, (a) Claims arising from the rejection of executory contracts and unexpired leases and (b) any Deficiency Claims) that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Project Debt Claim, Reorganized Covanta Secured Claim, Intercompany Company Claim or Subordinated Claim.

                                   ARTICLE II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

         2.1 Non-Classification. As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Reorganizing Debtors and Heber Debtors are not classified for purposes of voting on or receiving Distributions under this Reorganization Plan. All such Claims are instead treated separately pursuant to the terms set forth in this
Article II.

         2.2 Administrative Expense Claims. Except to the extent that the applicable Reorganizing Debtor or Heber Debtor and a holder of an Allowed Administrative Expense Claim agree to less favorable treatment and except as set forth in Sections 2.3 and 2.5 of this Reorganization Plan, each Reorganizing Debtor and Heber Debtor shall pay to each holder of an Allowed Administrative Expense Claim against such Reorganizing Debtor or Heber Debtor, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on the Distribution Date; provided that any such liabilities not incurred in the ordinary course of business were approved and authorized by a Final Order of the Court; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by such Reorganizing Debtor or Heber Debtor, as a debtor in possession, or liabilities arising under loans or advances to or other obligations incurred by such Reorganizing Debtor or Heber Debtor, as debtor in possession, whether or not incurred in the ordinary course of business, shall be paid by such Reorganizing Debtor or Heber Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions. To the extent that the Administrative Expense Claim Bar Date applies, failure to file a timely request for payment of an Administrative Expense Claim prior to the Administrative Expense Claim Bar Date shall result in the Administrative Expense Claim being forever barred and discharged.

         2.3 Compensation and Reimbursement Claims. (a) Except with respect to Substantial Contribution Claims, which are subject to Section 2.3(b), all (i) Retained Professionals and (ii) Persons employed by the Reorganizing Debtors or Heber Debtors or serving as independent contractors to the Reorganizing Debtors in connection with their reorganization efforts that are seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under subsections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall file and serve on counsel for the Reorganizing Debtors and Heber Debtors and as otherwise required by the Court and Bankruptcy Code their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred on or before the date that is forty-five (45) days after the Effective Date, subject to prior written notice to counsel to the DIP Agents. The Reorganized Debtors and Reorganized Heber Debtors shall pay in full on the Distribution Date such Claims in such amounts as are Allowed by the Court, after notice and hearing, or upon such other less favorable terms as may be mutually agreed upon between the holder of such an Allowed Administrative Expense Claim and the Reorganizing Debtors and Heber Debtors or, on and after the Effective Date, the Reorganized Debtors and Reorganized Heber Debtors and, in each such case, approved by the Court after notice and hearing. Any request for payment of an Administrative Expense Claim of the type specified in this Section 2.3(a), which is not filed by the applicable deadline set forth above, shall be barred.

                  (b) Any Person who requests compensation or expense reimbursement for a Substantial Contribution Claim in the Chapter 11 Cases must file an application with the clerk of the Court, on or before the Administrative Expense Claim Bar Date, and serve such application on counsel for the Reorganized Debtors and Reorganized Heber Debtors and as otherwise required by the Court and the Bankruptcy Code on or before such date, or be forever barred from seeking compensation or expense reimbursement for such Substantial Contribution Claim.

                  (c) All other requests for payment of an Administrative Expense Claim (other than as set forth in clauses (a) and (b) of this Section
2.3 above) that are subject to the Administrative Expense Claim Bar Date must be filed with the Court and served on counsel for the Reorganizing Debtors and Heber Debtors and as otherwise required by the Court and Bankruptcy Code on or before the Administrative Expense Claim Bar Date. Unless the Reorganizing Debtors, Reorganized Debtors, Heber Debtors, Reorganized Heber Debtors or any other party in interest in the Chapter 11 Cases objects to an Administrative Expense Claim by the Claims Objection Deadline, such Administrative Expense Claim shall be deemed Allowed in the amount filed. In the event that the Reorganizing Debtors, Reorganized Debtors, Heber Debtors, Reorganized Heber Debtors or any other party in interest in the Chapter 11 Cases objects to an Administrative Expense Claim, the Court shall determine the Allowed amount of such Administrative Expense Claim. Notwithstanding the foregoing, no request for payment of an Administrative Expense Claim need be filed with respect to an Administrative Expense Claim incurred and payable by the Reorganizing Debtors or Heber Debtors in the ordinary course of business.

                  (d) Under no circumstances will the deadlines set forth above be extended by order of the Court or otherwise. Any holders of Administrative Expense Claims who are required to file a Claim or request for payment of such Claims or expenses and who do not file such Claims or requests by the applicable dates set forth in this Section 2.3 shall be forever barred from asserting such Claims or expenses against the Reorganizing Debtors, the Reorganized Debtors, the Heber Debtors, the Reorganized Heber Debtors, or any property of the Reorganized Debtors, the Reorganizing Debtors, the Heber Debtors and the Reorganized Heber Debtors, and from receiving any Distributions under this Reorganization Plan with respect to such Claims.

         2.4 Priority Tax Claims. Subject to the consent of [the requisite New Facility Lenders and Additional New Lenders], each holder of an Allowed Priority Tax Claim will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, Cash equal to the unpaid portion of such Allowed Priority Tax Claim on or as soon as practical after the later of: (i) thirty (30) days after the Effective Date, or (ii) thirty (30) days after the date on which such Priority Tax Claim becomes Allowed; provided, however, that at the option of the Reorganized Debtors or Reorganized Heber Debtors, a Reorganized Debtor or Reorganized Heber Debtor may pay any or all Allowed Priority Tax Claims over a period not exceeding six (6) years after the date of assessment of the Priority Tax Claims as provided in subsection 1129(a)(9)(C) of the Bankruptcy Code. If a Reorganized Debtor or Reorganized Heber Debtor elects this option as to any Allowed Priority Tax Claim, then the Reorganized Debtor or Reorganized Heber Debtor shall make payment of simple interest on the unpaid portion of such Claim semiannually without penalty of any kind, at the statutory rate of interest provided for such taxes under applicable nonbankruptcy law, with the first interest payment due on the latest of: (i) six
(6) months after the Effective Date, (ii) six (6) months after the date on which such Priority Tax Claim becomes an Allowed Claim, or (iii) such longer time as may be agreed to by the holder of such Priority Tax Claim and the Reorganized Debtor or Reorganized Heber Debtor.

         2.5 DIP Financing Facility Claims. On the Effective Date, the Reorganizing Debtors shall pay all funded amounts and additional amounts outstanding under the DIP Financing Facility and all commitments thereunder shall automatically and irrevocably terminate; provided, however, that on the Effective Date, all outstanding and unfunded letters of credit issued under Tranche A of the DIP Financing Facility shall be replaced by letters of credit to be issued under the New Revolver Facility and, subject to acceptance by the requisite number of Tranche B DIP Lenders in accordance with section 2.13 of the DIP Financing Facility, all outstanding and unfunded letters of credit issued under Tranche B of the DIP Financing Facility shall be replaced or otherwise continued by letters of credit to be issued under the Reinstated L/C Facility. Once all such payments have been received in Cash by the DIP Lenders and all commitments thereunder have been terminated and such letters of credit have been issued under the New Revolver Facility or the Reinstated L/C Facility, the DIP Financing Facility shall be terminated with respect to the Reorganizing Debtors (subject in all respects to any carve-out approved by the Court in the Final Order approving the DIP Financing Facility and any other terms of the DIP Financing Facility and the Final Order that by their express terms survive the termination of the DIP Financing Facility), and the DIP Lenders shall take all necessary action to confirm the removal of any liens on the properties of the applicable Reorganizing Debtors securing the DIP Financing Facility at the sole cost of the Reorganized Debtors. To the extent that Claims arising under Tranche B of the DIP Financing Facility will not be paid in full in Cash as a result of reinstatement and continuation of such letters of credit under the Reinstated L/C Facility, acceptance of such treatment in full satisfaction of their Allowed Administrative Expense Claim by the requisite DIP Lenders as provided under section 2.13 of the DIP Financing Facility shall be binding on all DIP Lenders.

                   On the Effective Date applicable to the Heber Debtors, regardless of the amounts outstanding under the DIP Financing Facility, the DIP Financing Facility shall terminate with respect to the Heber Debtors and the DIP Lenders shall release the Heber Debtors from any claims thereunder and security interests granted in support of the DIP Financing Facility over Equity Interests in, and assets of, the Heber Debtors; provided, however, that such releases shall be contingent upon the receipt by the DIP Lenders of the proceeds of the sale of the Heber Debtors or their assets to the extent of the funded amounts and additional amounts outstanding under the DIP Financing Facility.

                                  ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         3.1 General Rules of Classification. This Reorganization Plan constitutes a Joint Reorganization Plan of the Reorganizing Debtors and the Heber Debtors. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims, as described in Article II, have not been classified and thus are excluded from the Classes described below. The classification of Claims and Equity Interests and implementation of the settlements set forth below shall be applicable for all purposes, including voting, confirmation, and distribution pursuant to the Reorganization Plan. As to each Reorganizing Debtor and Heber Debtor, a Claim or Equity Interest shall be deemed classified in a particular Class or Subclass only to the extent that the Claim or Equity Interest qualifies within the description of that Class or Subclass and shall be deemed classified in a different Class or Subclass to the extent that any remainder of the Claim or Equity Interest qualifies within the description of such different Class or Subclass. A Claim or Interest is in a particular Class or Subclass only to the extent that such Claim or Interest is Allowed in that Class or Subclass and has not been paid or otherwise settled prior to the Effective Date.

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

                  The following is a designation of the treatment to be accorded, with respect to each Reorganizing Debtor and each Heber Debtor, to each Class of Claims and Equity Interests denominated in this Reorganization Plan.

                  As to each Reorganizing Debtor and each Heber Debtor, the treatment of and consideration to be provided on account of Claims and Equity Interests pursuant to the Reorganization Plan shall be in full settlement, release and discharge of such Claims and Equity Interests; provided, that such discharge shall not affect the liability of any other entity to, or the property of any other entity encumbered to secure payment to, the holder of any such Claim or Equity Interest, except as otherwise provided in the Reorganization Plan; and provided, further, that such discharge shall not encompass the Reorganizing Debtors' or Heber Debtors' obligations under this Reorganization Plan or the Liquidating Trustee's obligations under the Liquidating Plan.

                  No Claim shall entitle the holder thereof to any Distribution pursuant to this Reorganization Plan unless, and only to the extent that, such Claim is an Allowed Claim. All Distributions on account of Allowed Claims shall be made on the applicable Distribution Date.


--------------------------------------------------------------------------------------------
     Class                     Claims                    Status          Voting Right
--------------------------------------------------------------------------------------------
       1         Allowed Priority Non-Tax Claims       Unimpaired      Deemed to Accept
--------------------------------------------------------------------------------------------
       2         Allowed Project Debt Claims           Unimpaired      Deemed to Accept
--------------------------------------------------------------------------------------------
      2H         Allowed Heber Secured Claims          Unimpaired      Deemed to Accept
--------------------------------------------------------------------------------------------
       3         Allowed Reorganized Covanta            Impaired       Entitled to Vote
                 Secured Claims
--------------------------------------------------------------------------------------------
       4         Allowed Operating Company              Impaired       Entitled to Vote
                 Unsecured Claims
--------------------------------------------------------------------------------------------
       5         Allowed Covanta Energy America         Impaired       Entitled to Vote
                 Unsecured Claims
--------------------------------------------------------------------------------------------
       6         Allowed Covanta Unsecured Claims       Impaired       Entitled to Vote
--------------------------------------------------------------------------------------------
       7         Allowed Heber Unsecured Claims        Unimpaired      Deemed to Accept
--------------------------------------------------------------------------------------------
       8         Allowed Convenience Claims             Impaired       Entitled to Vote
--------------------------------------------------------------------------------------------
       9         Intercompany Claims                    Impaired       Deemed to Reject
--------------------------------------------------------------------------------------------
      10         Subordinated Claims                    Impaired       Deemed to Reject
--------------------------------------------------------------------------------------------
      11         Equity Interests in Subsidiary         Impaired       Deemed to Reject
                 Debtors
--------------------------------------------------------------------------------------------
      12         Equity Interests in Covanta           Unimpaired      Deemed to Accept
                 Huntington, Covanta Onondaga and
                 DSS Environmental
--------------------------------------------------------------------------------------------
      13         Old Covanta Stock Equity Interests     Impaired       Deemed to Reject
--------------------------------------------------------------------------------------------
      14         Equity Interests in Heber Debtors      Impaired       Deemed to Reject
--------------------------------------------------------------------------------------------


         4.1 Class 1 - Allowed Priority Non-Tax Claims.

                  a. Classification: Class 1 consists of all Allowed Priority Non-Tax Claims.

                  b. Treatment: Each holder of an Allowed Class 1 Claim shall receive, in full settlement, release and discharge of its Class 1 Claim, either
(i) Cash, on the Distribution Date, in an amount equal to such Allowed Claim, or
(ii) such other less favorable terms as the Reorganizing Debtors or Reorganized Debtors and the holder of an Allowed Priority Non-Tax Claim agree.

                  c. Voting: Class 1 Claims are Unimpaired, and the holders of Allowed Class 1 Claims are not entitled to vote to accept or reject the Reorganization Plan.

         4.2 Class 2 - Allowed Project Debt Claims.

                  a. Classification: Class 2 consists of all Allowed Project Debt Claims.

                  b. Treatment: On the Effective Date, the legal, equitable and contractual rights of the holders of Allowed Class 2 Claims will be reinstated in full satisfaction, release and discharge of their respective Class 2 Claims and will remain unaltered under the Reorganization Plan, except as the Reorganizing Debtors and the holders of Allowed Class 2 Claims may otherwise agree or as such holders may otherwise consent. Notwithstanding the foregoing, no contractual provisions or applicable law that would entitle the holder of an Allowed Class 2 Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim, terminate any contractual relationship or take such other enforcement action (as may be applicable) from and after the occurrence of a default that occurred prior to the Effective Date shall be enforceable against the Reorganized Debtors.

                  c. Voting: Class 2 Claims are Unimpaired, and the holders of Allowed Class 2 Claims are not entitled to vote to accept or reject the Reorganization Plan.

         4.3 Class 2H - Allowed Heber Secured Claims.

                  a. Classification: Class 2H consists of all Allowed Heber Secured Claims.

                  b. Treatment: On the Effective Date, to the extent such claims are not paid in full on or prior to the Effective Date, the legal, equitable and contractual rights of the holders of Allowed Class 2H Claims will be reinstated in full satisfaction, release and discharge of their respective Class 2H Claims and will remain unaltered under the Reorganization Plan, except as the Heber Debtors and the holders of Allowed Class 2H Claims may otherwise agree or as such holders may otherwise consent; provided, however, that that the assets of the Heber Debtors subject to Liens, Claims and encumbrances of holders of Allowed Class 2H Claims may be sold, subject to such Liens, Claims and encumbrances, as part of the Geothermal Sale contemplated by this Reorganization Plan, and provided further that to the extent an Allowed Class 2H Claim is paid in full on or prior to the Effective Date, the Liens, Claims and encumbrances securing such claim shall be released and discharged immediately upon such payment in full. Notwithstanding the foregoing, no contractual provisions or applicable law that would entitle the holder of an Allowed Class 2H Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim, terminate any contractual relationship or take such other enforcement action (as may be applicable) from and after the occurrence of a default that occurred prior to the Effective Date shall be enforceable against the Reorganized Heber Debtors.

                   c. Voting: Class 2H Claims are Unimpaired, and the holders of Allowed Class 2H Claims are not entitled to vote to accept or reject the Reorganization Plan.

         4.4 Class 3 - Allowed Reorganized Covanta Secured Claims.

                  a. Classification: Class 3 consists of all Allowed Reorganized Covanta Secured Claims. Class 3 is divided into two Subclasses for Distribution purposes: Subclass 3A consists of the Allowed Secured Bank Claims and Subclass 3B consists of Allowed Secured 9.25% Debenture Claims.

                  b. Allowance: The aggregate amount of Allowed Secured Claims in Subclass 3A and Subclass 3B shall be determined as set forth in accordance with the definitions of the terms Allowed Subclass 3A Secured Claim Amount and the Allowed Subclass 3B Secured Claim Amount, respectively.

                  c. Treatment: On the Distribution Date, holders of Allowed Class 3 Claims shall receive the Secured Class 3 Total Distribution in full settlement, release and discharge of their respective Allowed Class 3 Secured Claims. The Secured Class 3 Total Distribution shall be divided between Subclass 3A and Subclass 3B as follows:

                  I. Pro Rata Distribution Between Subclass 3A and Subclass 3B:
The Secured Class 3 Total Distribution shall be subject to an Initial Distribution between Subclass 3A and Subclass 3B, with each Subclass receiving in the aggregate its Pro Rata Share of the Secured Class 3 Total Distribution based upon the Allowed Subclass 3A Claim Amount and the Allowed Subclass 3B Claim Amount, respectively; provided, however, that Distributable Cash shall be included in the Initial Distribution to Subclass 3A or Subclass 3B only to the extent that the Allowed Subclass 3A Claim Amount or Allowed Subclass 3B Claim Amount relates to an Allowed Subclass 3A Claim or Subclass 3B Claim, as the case may be, that is held by a New Facility Lender; and further, provided, that New Lender Warrants shall be included in the Initial Distribution to Subclass 3A or Subclass 3B only to the extent that the Allowed Subclass 3A Claim Amount or Allowed Subclass 3B Claim Amount relates to an Allowed Subclass 3A Claim or Subclass 3B Claim, as the case may be, that is held by one of the Additional New Lenders.

                  II. Distribution Among Members of Subclass 3A: Immediately after the Initial Distribution to Subclass 3A, the remaining Subclass 3A Recovery shall be distributed among the holders of Subclass 3A Claims as follows:

                  First, in full settlement, release and discharge of the Allowed Priority Bank Claims, the Priority Bank Lenders shall receive first, to the extent available as part of the Subclass 3A Recovery, Excess Distributable Cash in an amount equal to the amount of such Allowed Priority Bank Claims and thereafter New High Yield Secured Notes in a principal amount equal to the remaining amount of such Allowed Priority Bank Claims;

                  Second, immediately after making the Distribution on account of the Allowed Priority Bank Claims, in full settlement, release and discharge of Non-Priority Subclass 3A Claims, the holders of Allowed Non-Priority Subclass 3A Claims shall receive a Pro Rata Subclass Share of the remaining Subclass 3A Recovery; where such distribution shall consist of Distributable Cash, New High Yield Secured Notes and New Lender Warrants, which types of Distributions may be further allocated depending on whether the holder of a Subclass 3A Claim is a New Facility Lender, one of the Additional New Lenders or a Non-Participating Lender.

                  Notwithstanding anything herein to the contrary, immediately prior to any Distribution to holders of Subclass 3A Claims, the settlement of the Loss Sharing Litigation as described in
                  Exhibit 4 annexed hereto shall be deemed effective and implemented for purposes of Distributions hereunder.

                  III. Distribution Among Members of Subclass 3B: Immediately after the Initial Distribution to Subclass 3B, the remaining Subclass 3B Recovery shall be distributed among the holders of Subclass 3B as follows:

                  First, in full settlement, release and discharge of Allowed Subclass 3B Claims, each holder of an Allowed Subclass 3B Claim shall receive its Pro Rata Subclass Share of Distributions of the Subclass 3B Recovery; provided, however, that with respect to the Subclass 3B Recovery, (i) the New Facility Lenders in Subclass 3B, if any, shall receive their Secured Value Distribution first, to the extent available, in the form of Distributable Cash and thereafter in the form of New High Yield Secured Notes; and (ii) the members of the Additional New Lenders in Subclass 3B shall receive their Secured Value Distribution solely in the form of New High Yield Secured Notes plus a Pro Rata Subclass Share of the New Lender Warrants; and provided further that the Non-Participating Lenders in Subclass 3B shall not receive any Distributable Cash or any Distribution of New Lender Warrants.

                  Second, in the event that the parties to the 9.25% Debentures Adversary Proceeding reach a settlement to their dispute, the Distributions made to each [holder of an Allowed Subclass 3B Claim] shall be subject to adjustment and modification in accordance with the provisions of that settlement.

                  d. Voting: Class 3 Claims are Impaired, and the holders of Allowed Claims in such Class are entitled to vote to accept or reject the Reorganization Plan. The members of Subclasses 3A, and 3B shall vote together as a single Class for purposes of accepting or rejecting this Reorganization Plan.

         4.5 Class 4 - Allowed Operating Company Unsecured Claims.

                  a. Classification: Class 4 consists of all Allowed Operating Company Unsecured Claims.

                  b. Treatment: On the Distribution Date, each holder of an Allowed Class 4 Claim shall receive, in full settlement, release and discharge of its Class 4 Claim, a Distribution of Reorganization Plan Unsecured Notes in the aggregate principal amount equal to the amount of its Allowed Class 4 Claim. With respect to Allowed Class 4 Claims for and to the extent which insurance is available, such Class 4 Claims shall be paid in the ordinary course of the Reorganizing Debtors' business to the extent of such insurance, when any such Claim becomes an Allowed Claim and such insurance proceeds become available; provided, however, that to the extent insurance is not available or is insufficient, treatment of such Allowed Class 4 Claims shall be as otherwise provided in this Section 4.5. In the event that the holder of an Allowed Class 4 Claim elects to be treated as an Elective Convenience Claim, then at the option of the Reorganizing Debtors, each such holder of a Class 4 Claim shall be entitled to receive either (A) payment in Cash, in an amount equal to the lesser of $2,500 or 75% of such Allowed Class 4 Claim, or (B) the Reorganization Plan Unsecured Notes that such holder would otherwise have been entitled to receive for its Allowed Class 4 Claim pursuant to this Reorganization Plan if such holder had not made such an election.

                  c. Voting: Class 4 Claims are Impaired and the holders of Allowed Class 4 Claims are entitled to vote to accept or reject the Reorganization Plan.

         4.6 Class 5 - Allowed Covanta Energy Americas Unsecured Claims.

                  a. Classification: Class 5 consists of all Allowed Unsecured Claims against Covanta Energy Americas.

                  b. Treatment: On the Distribution Date, each holder of an Allowed Class 5 Claim shall receive, in full satisfaction, release and discharge of its Class 5 Claim, a Distribution of Reorganization Plan Unsecured Notes in the aggregate principal amount equal to the amount of its Allowed Class 5 Claim.

                  c. Voting: Class 5 Claims are Impaired and the holders of Allowed Class 5 Claims are entitled to vote to accept or reject this Reorganization Plan.

         4.7 Class 6 - Allowed Covanta Unsecured Claims.

                  a. Classification: Class 6 consists of all Allowed Covanta Unsecured Claims.

                  b. Treatment: On the Distribution Date, each holder of an Allowed Class 6 Claim [(other than any Class 6 Claim consisting of a 9.25% Deficiency Claim or a Prepetition Lender Deficiency Claim)] shall receive, in full satisfaction, release and discharge of its Class 6 Claim, its Pro Rata Class Share of the Distribution of ___________________. Additionally, in the event that the parties to the 9.25% Debentures Adversary Proceeding reach a settlement to their dispute, the Distribution made to each holder of an Allowed Class 6 Claim (other than a Class 6 Claim consisting of a 9.25% Deficiency Claim or a Repetition Lender Deficiency Claim) shall be subject to adjustment and modification in accordance with the provisions of that settlement. With respect to Allowed Class 6 Claims for and to the extent which insurance is available, such Class 6 Claims shall be paid in the ordinary course of the Reorganizing Debtors' business to the extent of such insurance, when any such Claim becomes an Allowed Claim and such insurance proceeds become available; provided, however, that to the extent insurance is not available or is insufficient, treatment of such Allowed Class 6 Claims shall be as otherwise provided in this
Section 4.7.

                  c. [Enforcement of Subordination. In accordance with and in enforcement of the subordination provisions with respect to the Convertible Subordinated Bonds, all Distributions which the holders of Convertible Subordinated Bond Claims would otherwise be entitled to receive under this Reorganization Plan, shall be Distributed on a pro rata basis to the holders of Allowed Senior Unsecured Claims.]

                  d. Voting: Class 6 Claims are Impaired and the holders Allowed Class 6 Claims are entitled to vote to accept or reject this Reorganization Plan.

         4.8 Class 7 - Allowed Heber Unsecured Claims.

                  a. Classification: Class 7 consists of all Allowed Heber Unsecured Claims.

                  b. Treatment: On the Distribution Date, each holder of an Allowed Class 7 Claim shall receive, in full satisfaction, release and discharge of its Class 7 Claim, a Cash payment equal to the full amount of its Allowed Class 7 Claim.

                  c. Voting: Class 7 Claims are Unimpaired and the holders of Allowed Class 7 Claims are not entitled to vote to accept or reject the Reorganization Plan.

         4.9 Class 8 - Allowed Convenience Claims.

                  a. Classification: Class 8 consists of all Allowed Convenience Claims.

                  b. Treatment: On the Distribution Date, each holder of an Allowed Class 8 Claim shall receive, in full satisfaction, release and discharge of its Class 8 Claim, a payment in Cash, in an amount equal to seventy five percent (75%) of the Allowed amount of such Class 8 Claim.

                  c. Voting: Class 8 Claims are Impaired and the holders of Allowed Class 8 Claims are entitled to vote to accept or reject the Reorganization Plan.

         4.10 Class 9 - Intercompany Claims.

                  a. Classification: Class 9 consists of all Intercompany Claims. Class 9 is subdivided into three Subclasses for Distribution purposes:
Subclass 9A consists of the Liquidating Debtors Intercompany Claims; Subclass 9B consists of the Reorganized Debtors Intercompany Claims; Subclass 9C consists of the Heber Debtors Intercompany Claims.

                  b. Treatment: On the Effective Date, Intercompany Claims shall, be treated as follows:

                  I. Treatment of Subclass 9A Claims: In full satisfaction, release and discharge of each Liquidating Debtors Intercompany Claim, each such Liquidating Debtors Intercompany Claim shall be deemed cancelled or waived in exchange for the Reorganizing Debtors contribution of the Operating Reserve Deficiency Amount, if any, to the Operating Reserve.

                  II. Treatment of Subclass 9B Claims: In the sole discretion of the applicable Reorganizing Debtor or Reorganized Debtor, Reorganizing Debtors Intercompany Claims shall be either: (a) preserved and reinstated, (b) released, waived and discharged, or (c) contributed to the capital of the obligor corporation.

                  III. Treatment of Subclass 9C Claims: In full satisfaction, release and discharge of each Heber Debtors Intercompany Claim, each such Heber Debtors Intercompany Claim shall be deemed released, waived and discharged.

                  c. Voting: Class 9 Claims are Impaired, and the holders of Allowed Class 9 Claims are conclusively presumed to reject the Reorganization Plan. The votes of the holders of Allowed Class 9 Claims will not be solicited.

         4.11 Class 10 - Subordinated Claims.

                  a. Classification: Class 10 consists of all Allowed Subordinated Claims.

                  b. Treatment: As of the Effective Date, holders of Class 10 Claims shall not receive any Distributions or retain any property under the Reorganization Plan in respect of Class 10 Claims, in full satisfaction, release and discharge of such Claims.

                  c. Voting: Class 10 Claims are Impaired, and the holders of Allowed Class 10 Claims are conclusively presumed to reject the Reorganization Plan. The votes of holders of Allowed Class 10 Claims will not be solicited.

         4.12 Class 11 - Equity Interests in Subsidiary Debtors.

                  a. Classification: Class 11 consists of all Allowed Equity Interests in Subsidiary Debtors.

                  b. Treatment: Holders of Equity Interests in Subsidiary Debtors shall not receive any Distribution under the Reorganization Plan, except that any such Equity Interest in a Subsidiary Debtor shall continue to be held by the Reorganizing Debtor that originally held such Equity Interest, which Equity Interests shall be evidenced by the existing capital stock, partnership and/or membership interests.

                  c. Voting: Class 11 Equity Interests are Impaired, and the holders of Allowed Class 11 Equity Interests are conclusively presumed to reject the Reorganization Plan. The votes of holders of Allowed Class 11 Equity Interests will not be solicited.

         4.13 Class 12 - Equity Interests in Covanta Huntington, Covanta Onondaga and DSS Environmental.

                  a. Classification: Class 12 consists of all Equity Interests in Covanta Huntington, Covanta Onondaga and DSS Environmental.

                  b. Treatment: As of the Effective Date, the holders of Equity Interests in Covanta Huntington, Covanta Onondaga and DSS Environmental shall be reinstated, in full satisfaction, release and discharge of any Allowed Class 12 Equity Interests.

                  c. Voting: Class 12 Equity Interests are Unimpaired, and the holders of Allowed Class 12 Equity Interests are conclusively presumed to accept this Reorganization Plan. The votes of holders of Class 12 Equity Interests will not be solicited.

         4.14 Class 13 - Old Covanta Stock Equity Interests.

                  a. Classification: Class 13 consists of all Equity Interests of holders of Old Covanta Stock.

                  b. Treatment: Holders of Allowed Class 13 Equity Interests shall not receive any Distribution or retain any property under the Reorganization Plan in respect of Class 13 Equity Interests. All Class 13 Equity Interests shall be cancelled, annulled and extinguished, in full satisfaction, release and discharge of any Allowed Class 13 Equity Interests.

                  c. Voting: Class 13 Equity Interests are Impaired, and the holders of Allowed Class 13 Equity Interests are conclusively presumed to reject the Reorganization Plan. The votes of holders of Allowed Class 13 Equity Interests will not be solicited.

         4.15 Class 14 - Equity Interests in Heber Debtors.

                  a. Classification: Class 14 consists of all Equity Interests in the Heber Debtors. Class 12 is subdivided into two Subclasses for Distribution purposes: Subclass 14A consists Equity Interests in Covanta SIGC Energy I, Covanta SIGC Energy II, Heber Field Company and Heber Geothermal Company; Subclass 14B consists of Equity Interests in Amor 14 and Second Imperial Geothermal Company.

                  b. Treatment: Holders of Allowed Class 14A Equity Interests shall not receive any Distribution or retain any property under the Reorganization Plan in respect of Class 14A Equity Interests. All Class 14A Equity Interests shall be cancelled, annulled and extinguished, in full satisfaction, release and discharge of any Allowed Class 14A Equity Interests.

                  Holders of Allowed Class 14B Equity Interests shall not receive any Distribution under the Reorganization Plan, except that any such Equity Interests shall continue to be held by the Heber Debtor or Reorganizing Debtor that originally held such Equity Interests, which Equity Interests shall continue to be evidenced by the existing capital stock, partnership and/or membership interests.

                  c. Voting: Class 14 Equity Interests are Impaired, and the holders of Allowed Class 14 Equity Interests are conclusively presumed to reject the Reorganization Plan. The votes of holders of Allowed Class 14 Equity Interests will not be solicited.

         4.16 Settlement of Loss Sharing Litigation. The Reorganization Plan hereby incorporates in full, makes a part hereof as if fully set forth herein and implements the proposed compromise and settlement of all issues relating to or arising under the Loss Sharing Litigation, which compromise and settlement is to be set forth in the Reorganization Plan Supplement substantially on the terms described in the term sheet annexed hereto as Exhibit 4. In consideration for the distribution and other benefits under the proposed compromise and settlement and the Reorganization Plan, the Loss Sharing Litigation shall be deemed settled on the Effective Date without further action by any Person and all parties thereto shall be permanently enjoined from asserting or continuing in any manner the Loss Sharing Litigation or any claims relating thereto.

                                   ARTICLE V

               ACCEPTANCE OR REJECTION OF THE REORGANIZATION PLAN

         5.1 Voting of Claims. Except as otherwise indicated herein or as otherwise provided by a Final Order of the Court, each holder of an Allowed Claim in an Impaired Class of Claims shall be entitled to vote to accept or reject this Reorganization Plan. For purposes of calculating the number of Allowed Claims in a Class of Claims that have voted to accept or reject this Reorganization Plan under section 1126(c) of the Bankruptcy Code, all Allowed Claims in such Class held by one entity or any affiliate thereof (as defined in the Securities Act of 1933 and the rules and regulation promulgated thereunder) shall be aggregated and treated as one Allowed Claim in such Class.

         5.2 Acceptance by a Class. Consistent with section 1126(c) of the Bankruptcy Code and except as provided for in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Reorganization Plan if it is accepted by at least two-thirds in dollar amount, and more than one-half in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Reorganization Plan.

         5.3 Presumed Acceptance of Plan. Holders of Claims in Classes 1, 2, 2H, 7 and 12 are Unimpaired by this Reorganization Plan. In accordance with section 1126 of the Bankruptcy Code, holders of Allowed Claims in such Classes are conclusively presumed to accept this Reorganization Plan and the votes of holders of such Claims will not be solicited.

         5.4 Presumed Rejection of Plan. Holders of Claims and Equity Interests in Classes 9, 10, 11, 13 and 14 are Impaired and are not entitled to receive any Distribution under this Reorganization Plan on account of such Claims or Equity Interests. In accordance with section 1126 of the Bankruptcy Code, holders of Allowed Claims and Equity Interests in such Classes are conclusively presumed to reject this Reorganization Plan and are not entitled to vote. As such, the votes of such holders will not be solicited with respect to such Claims and Equity Interests.

         5.5 Cramdown. To the extent that any Impaired Class rejects or is presumed to have rejected this Reorganization Plan, the Reorganizing Debtors and Heber Debtors reserve the right to (a) request that the Court confirm the Reorganization Plan in accordance with section 1129(b) of the Bankruptcy Code, or (b) modify, alter or amend this Reorganization Plan to provide treatment sufficient to assure that this Reorganization Plan does not discriminate unfairly, and is fair and equitable, with respect to the Class or Classes not accepting this Reorganization Plan, and, in particular, the treatment necessary to meet the requirements of subsections 1129(a) or (b) of the Bankruptcy Code with respect to the rejecting Classes and any other Classes affected by such modifications.

                                   ARTICLE VI

                            MEANS FOR IMPLEMENTATION

         6.1 Exit Financing. (a) On the Effective Date, the Reorganized Debtors are authorized to and shall enter into the Exit Financing Agreements and effect all transactions and take any actions provided for in or contemplated by the Exit Financing Agreements, including without limitation, the payment of all fees and other amounts contemplated by the Exit Financing Agreements.

         (b) All Cash necessary for the Reorganized Debtors to make payments pursuant to this Reorganization Plan will be obtained from the Reorganized Debtors' cash balances and operations and borrowings under the Exit Financing Agreements, subject to the terms thereof.

         6.2 Implementation of Geothermal Sale. The implementation of this Reorganization Plan is predicated upon the approval by the Court of the Geothermal Sale, and the consummation thereof. The terms and conditions of the Geothermal Sale are incorporated herein and shall be deemed included as part of this Reorganization Plan for all purposes, including, without limitation, section 1146 of the Bankruptcy Code.

         6.3 Authorization of Common Stock, Reorganization Plan Notes and Reorganized Heber Equity Interests. On the Effective Date, Reorganized Covanta is authorized to and shall issue the Reorganized Covanta Common Stock, the Reorganization Plan Warrants and the Reorganization Plan Notes and Reorganized CPIH is authorized to and shall issue the Reorganized CPIH Preferred Stock and the New CPIH Funded Debt, in each case as provided under this Reorganization Plan without the need for any further corporate action. Additionally, the Reorganized Heber Debtors are authorized to and shall issue, as applicable, the Reorganized Heber Equity Interests, in each case as provided under this Reorganization Plan without the need for further corporate action.

         6.4 Formation of ESOP. On the Effective Date, subject to the terms and conditions of the ESOP Plan Document, Reorganized Covanta is authorized to, and shall establish an ESOP on behalf of its employees, which shall become the owner of one hundred percent (100%) of the Reorganized Covanta Common Stock.

         6.5 Cancellation of Existing Securities and Agreements. Except for purposes of evidencing a right to Distributions under this Reorganization Plan or otherwise provided hereunder, on the Effective Date, all the agreements and other documents evidencing (i) any Claims or rights of any holder of a Claim against the applicable Reorganizing Debtor, including all indentures and notes evidencing such Claims and (ii) any options or warrants to purchase Equity Interests, obligating the applicable Reorganizing Debtor or Heber Debtor to issue, transfer or sell Equity Interests or any other capital stock of the applicable Reorganizing Debtor, shall be cancelled without the need for further action; provided, however, that notwithstanding the foregoing, the Reorganized Debtors and Reorganized Heber Debtors shall remain obligated with respect to liens, security interests or encumbrances in property of the Reorganized Debtors and Reorganized Heber Debtors that have been granted pursuant to any executory contracts that have been assumed in accordance with Article IX of this Reorganization Plan or pursuant to the Exit Financing Agreements.

         6.6 Board of Directors and Executive Officers.

                  (a) The identity of each of the nominees to serve on the Board of Directors of Reorganized Covanta shall be announced [thirty (30)] days prior to the Confirmation Hearing. In accordance with section 1129(a)(5) of the Bankruptcy Code, as part of such announcement, the Reorganizing Debtors shall disclose (i) the identity and affiliations of any individual proposed to serve, after the Effective Date, as a director or officer of the Reorganized Debtors, and (ii) the identity of any "insider" (as such term is defined in section 101(31) of the Bankruptcy Code) who shall be employed and retained by the Reorganized Debtors and the nature of any compensation for such insider.

                  (b) Subject to Section 6.6(a), the officers of the Reorganizing Debtors and the directors of the Reorganizing Debtors other than Covanta that are in office immediately before the Effective Date shall continue to serve immediately after the Effective Date in their respective capacities.

                  (c) The officers and directors of the Heber Debtors that are in office immediately before the Effective Date shall resign as of the Effective Date. The Buyers under the Geothermal Sale shall designate and appoint the new officers and directors of the Reorganized Heber Debtors.

                  (d) [The Reorganizing Debtors and the Committee acknowledge, and the Confirmation Order shall confirm, the validity, priority, nonavoidability, perfection and enforceability of the Liens and Claims of the Agent Banks on behalf of the Prepetition Lenders under the Prepetition Credit Agreement, and any and all rights to bring any challenge with respect thereto are hereby waived.]

         6.7 Deemed Consolidation of Debtors for Plan Purposes Only. Subject to the occurrence of the Effective Date, the Reorganizing Debtors and Heber Debtors shall be deemed consolidated solely for the following purposes under the Reorganization Plan: (i) as provided with respect to Class 11 Claims, no Distributions shall be made under the Reorganization Plan on account of Equity Interests in Subsidiary Debtors; and (ii) in some instances, Claims against more than one Reorganizing Debtor and Heber Debtors have been grouped together into a single Class of Claims for voting and distribution purposes.

                  Such deemed consolidation, however, shall not affect: (i) the legal and organizational structure of the Reorganized Debtors and Heber Debtors;
(ii) the ownership interest of any Reorganizing Debtor in any Subsidiary Debtor and (iii) pre and post-Petition Date guarantees, Liens and security interests that are required to be maintained (a) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (b) pursuant to this Reorganization Plan or the instruments and documents issued in connection herewith (including, without limitation, the Exit Financing Agreements).

         6.8 Continued Corporate Existence; Vesting of Assets in the Reorganized Debtors and Reorganized Heber Debtors and Corporate Restructuring. (a) Each of the Reorganizing Debtors and Heber Debtors shall, as a Reorganized Debtor or Heber Debtor respectively, continue to exist after the Effective Date as a separate legal entity, with all powers of a corporation, limited liability company or general or limited partnership, as the case may be, under the laws of their respective states of incorporation or organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law.

                  (b) The Reorganized Debtors and Heber Debtors shall be revested with their assets as provided in Section 11.1 of this Reorganization Plan, subject to the Liens granted under the applicable Exit Financing Agreements.

                  (c) On the Effective Date, the Reorganized Debtors shall undertake a corporate restructuring pursuant to which all Reorganized Debtors that own or operate businesses located outside the United States shall become direct or indirect subsidiaries of CPIH.

                  (d) On the second business day prior to the Effective Date, the Heber Debtors that are stock corporations shall be authorized to convert into limited liability companies.

         6.9 Amended Organizational Documents. On the Effective Date, the Reorganized Debtors and Heber Debtors are authorized to, and shall, without the need for any further corporate action, adopt and, as applicable, file their respective amended organizational documents with the applicable Secretary of State. The amended organizational documents shall prohibit the issuance of nonvoting equity securities, as required by sections 1123(a) and (b) of the Bankruptcy Code, subject to further amendment as permitted by applicable law.

         6.10 Settlements. Except to the extent the Court has entered a separate order providing for such approval, the Confirmation Order shall constitute an order (a) approving as a compromise and settlement pursuant to section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, any settlement agreements entered into by any Reorganizing Debtor or Heber Debtor or any other Person as contemplated in confirmation of this Reorganization Plan, and (b) authorizing the Reorganizing Debtors' and Heber Debtors' execution and delivery of all settlement agreements entered into or to be entered into by any Reorganizing Debtor, Heber Debtor or any other Person as contemplated by this Reorganization Plan and all related agreements, instruments or documents to which any Reorganizing Debtor or Heber Debtor is a party.

         6.11 Employee Benefits. Except as set forth in this Section, the Reorganizing Debtors generally intend to maintain existing employee benefit plans, subject to the Reorganizing Debtors or Reorganized Debtors' rights to amend, terminate or modify those plans at any time as permitted by such plans or applicable nonbankruptcy law.

         6.12 Funding the Operating Reserve. On the Effective Date, the Reorganizing Debtors shall fund Operating Reserve to the extent of the Operating Reserve Deficiency Amount, if any, by transferring the Operating Reserve Deficiency Amount to the Operating Reserve.

         6.13 Management Incentive Payment. On the Effective Date, management of the Reorganizing Debtors shall be entitled to receive an incentive bonus of cash in an amount equal to two and one half percent (2 1/2%) of the Free Cash, if any, in excess of Distributable Cash.

                                  ARTICLE VII

                                  DISTRIBUTIONS

         7.1 Distribution Record Date. As of the close of business on the applicable Distribution Record Date, the applicable Reorganizing Debtor and Heber Debtor's books and records for each of the Classes of Claims or Equity Interests as maintained by such Reorganizing Debtor or its respective agent, or, in the case of the 9.25% Debentures, the Indenture Trustee therefor, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The applicable Reorganizing Debtor or Heber Debtor shall have no obligation to recognize any transfer of Claims or Equity Interests occurring on or after the applicable Distribution Record Date. The applicable Reorganizing Debtor or Heber Debtor shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated in the books and records of the applicable Reorganizing Debtor or Heber Debtor or its respective agent, or, in the case of the 9.25% Debentures, the Indenture Trustee thereof, as of the close of business on the Distribution Record Date, to the extent applicable.

         7.2 Date of Distributions. Unless otherwise provided herein, any Distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable. In the event that any payment or act under this Reorganization Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the initial due date.

         7.3 Disbursing Agent.

                  (a) Reorganized Covanta and such other Person as may be selected by Reorganized Covanta and approved by the Court shall act as Disbursing Agent(s) under the Reorganization Plan. No Court approval shall be required to use the Indenture Trustee for the 9.25% Debentures as a Disbursing Agent for distributions to holders of 9.25% Debentures or for using Bank of America, N.A., as a Disbursing Agent for distributions to the Prepetition Lenders.

                  (b) A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court, and, in the event that a Disbursing Agent is so otherwise ordered, the costs and expenses that are directly related to procuring any such bond or surety shall be borne by the Reorganized Debtors.

         7.4 Rights and Powers of Disbursing Agent. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under this Reorganization Plan, (ii) make all Distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Court, pursuant to this Reorganization Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

         7.5 Surrender of Instruments. As a condition to receiving any Distribution under this Reorganization Plan, each holder of an Allowed Claim represented by a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee, unless such certificated instrument or note is being reinstated or being left unimpaired under this Reorganization Plan. Any holder of such instrument or note that fails to (i) surrender such instrument or note or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent or furnish a bond in form, substance and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims and may not participate in any Distribution under this Reorganization Plan in respect of such Claim. Any other holder of an Allowed Claim who fails to take such action as reasonably required by the Disbursing Agent or its designee to receive its Distribution hereunder before the first anniversary of the Effective Date, or such earlier time as otherwise provided for in this Reorganization Plan, may not participate in any Distribution under this Reorganization Plan in respect of such Claim. Any Distribution forfeited hereunder shall become property of the applicable Reorganized Debtor, or in the case of Cash Distributions made on behalf of Heber Debtors, shall become the property of the Reorganized Debtors.

         7.6 Delivery of Distributions. Distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Court unless superseded by the address as set forth on the proofs of claim filed by such holders or other writing notifying the applicable Reorganized Debtor or Heber Debtor of a change of address. If any holder's Distribution is returned as undeliverable, no further Distributions to such holder shall be made unless and until the applicable Reorganized Debtor or Heber Debtor is notified of such holder's then current address, at which time all missed Distributions shall be made to such holder without interest on or before one hundred and twenty (120) days after the date such undeliverable Distribution was initially made. After such date, all unclaimed property shall, in the applicable Reorganized Debtor or Heber Debtor's discretion, be used to satisfy the costs of administering and fully consummating this Reorganization Plan or become property of the applicable Reorganized Debtor (or, in the case of Heber Debtors, shall become the property of the Reorganized Debtors), and the holder of any such Claim shall not be entitled to any other or further distribution under this Reorganization Plan on account of such Claim.

         7.7 Manner of Payment Under Plan.

                  (a) All Distributions of Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants to the holders of Allowed Claims against each of the Reorganizing Debtors under this Reorganization Plan, shall be made by the Disbursing Agent on behalf of the applicable Reorganized Debtor. Any Distributions that revert to the applicable Reorganized Debtor or are otherwise cancelled (such as pursuant to Section 7.5 or 7.6 of this Reorganization Plan) shall revest solely in the applicable Reorganized Debtor.

                  (b) At the option of the applicable Reorganized Debtor, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

         7.8 De Minimis and Fractional Distributions. Unless written request addressed to the Reorganized Debtors or Reorganized Heber Debtors, as applicable, or Disbursing Agent is received within one hundred and twenty (120) days after the Effective Date, the Disbursing Agent or such other entity designated by such Reorganized Debtor as a Disbursing Agent on or after the Effective Date will not be required to distribute Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants to the holder of an Allowed Claim in an Impaired Class if the amount of Cash or the Estimated Recovery Value of such Reorganization Plan Notes and Reorganization Equity Securities combined to be distributed on any Distribution Date under the Reorganization Plan on account of such Claim is less than $50. Any holder of an Allowed Claim on account of which the amount of Cash or the combined Estimated Recovery Value of Reorganization Plan Notes and Reorganization Plan Equity Securities and Warrants to be distributed is less than $50 will have its Claim for such Distribution discharged and will be forever barred from asserting any such Claim against the Reorganized Debtors, the Reorganized Heber Debtors or their respective property. Any Cash, Reorganization Plan Notes or Reorganization Equity Securities and Warrants not distributed pursuant to this Section 7.8 will become the property of the Reorganized Debtors, free of any Liens, encumbrances or restrictions thereon.

         7.9 Exemption from Securities Laws. The issuance of the Reorganization Plan Notes and Reorganization Plan Equity Securities and Warrants pursuant to this Reorganization Plan shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145(a)(1)(A) of the Bankruptcy Code and section (3)(a)(7) of the Securities Act of 1933.

         7.10 Setoffs. Each Reorganizing Debtor may, in accordance with the provisions of the Reorganization Plan, section 553 of the Bankruptcy Code and applicable non-bankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant to this Reorganization Plan on account of such Allowed Claim (before any Distribution is made on account of such Allowed Claim), the Claims, rights and causes of action of any nature that such Reorganizing Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the applicable Reorganizing Debtor of any such Claims, rights and causes of action that the applicable Reorganizing Debtor may possess against such holder; and provided, further that any Claims of each Reorganizing Debtor arising before the applicable Petition Date shall only be setoff against Claims against such Reorganizing Debtor arising before the applicable Petition Date.

         7.11 Allocation of Plan Distribution Between Principal and Interest. All Distributions in respect of any Allowed Claim shall be allocated first to the principal amount of such Allowed Claim, as determined for federal income tax purposes, and thereafter, to the remaining portion of such Allowed Claim, if any.

         7.12 Withholding and Reporting Requirements. In connection with this Reorganization Plan and all instruments issued in connection therewith and distributed thereon, the applicable Reorganizing Debtor, Heber Debtor and/or Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under this Reorganization Plan shall be subject to any such withholding or reporting requirements.

         7.13 Time Bar to Cash Payments. Checks issued by the Reorganized Debtors and Heber Debtors in respect of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Requests for reissuance of any check shall be made to the applicable Reorganized Debtor or Reorganized Heber Debtor by the holder of the Allowed Claim to whom such check originally was issued. Any Claim in respect of such voided check shall be made on or before thirty (30) days after the expiration of the sixty
(60) day period following the date of issuance of such check. After such date, all funds held on account of such voided check shall, in the discretion of the applicable Reorganized Debtor or Reorganized Heber Debtor, be used to satisfy the costs of administering and fully consummating this Reorganization Plan or become property of the applicable Reorganized Debtor (or, in the case of Cash not distributed by the Heber Debtors, shall become the property of the Reorganized Debtors), and the holder of any such Allowed Claim shall not be entitled to any other or further Distribution under this Reorganization Plan on account of such Allowed Claim.

         7.14 Closing of Chapter 11 Cases. As to each Reorganizing Debtor and Heber Debtor, when substantially all Disputed Claims have become Allowed Claims or have been disallowed by Final Order, and all Distributions in respect of Allowed Claims have been made in accordance with this Reorganization Plan, or at such earlier time as each of the Reorganized Debtors or Reorganized Heber Debtors deems appropriate, the Reorganized Debtors and Reorganized Heber Debtors shall seek authority from the Court to close their respective Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

                                  ARTICLE VIII

              PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS

         8.1 No Distribution Pending Allowance. Notwithstanding any other provision of this Reorganization Plan, no Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants shall be distributed under this Reorganization Plan on account of any Disputed Claim, unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

         8.2 Resolution of Disputed Claims and Equity Interests.

                  (a) Unless otherwise ordered by the Court after notice and a hearing, the Reorganizing Debtors or Reorganized Debtors, or the Heber Debtors or Reorganized Heber Debtors, as the case may be, shall have the exclusive right to make and file objections to Claims (other than Administrative Expense Claims) and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than one hundred and twenty (120) days after the Effective Date; provided, however, that such one hundred and twenty (120) day period may be automatically extended by the Reorganizing Debtors or Heber Debtors, without any further application to, or approval by, the Court, for up to an additional thirty (30) days. The foregoing deadlines for filing objections to Claims shall not apply to Claims for tort damages and, accordingly, no such deadline shall be imposed by this Reorganization Plan. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the holder thereof if the Reorganizing Debtors or Heber Debtors effect service in any of the following manners: (i) in accordance with Rule 4 of the Federal Rules of Civil Procedure, as modified and made applicable by Bankruptcy Rule 7004; (ii) by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified in the proof of claim or interest or any attachment thereto; or (iii) by first class mail, postage, on any counsel that has appeared on the holder's behalf in the Chapter 11 Cases.

                  (b) Except with respect to Administrative Expense Claims as to which the Administrative Expense Claim Bar Date does not apply, Administrative Expense Claims must be filed with the Court and served on counsel for the Reorganizing Debtors and Heber Debtors on or before the Administrative Expense Claim Bar Date. The Reorganizing Debtors, Reorganized Debtors, Heber Debtors, Reorganized Heber Debtors or any other party in interest permitted under the Bankruptcy Code may make and file objections to any such Administrative Expense Claim and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than one hundred and eighty (180) days after the Effective Date. In the event the Reorganizing Debtors, Reorganized Debtors, Heber Debtors or Reorganized Heber Debtors file any such objection, the Court shall determine the Allowed amount of any such Administrative Expense Claim. Notwithstanding the foregoing, no request for payment of an Administrative Expense Claim need be filed with respect to an Administrative Expense Claim which is paid or payable by the Reorganizing Debtors or Heber Debtors in the ordinary course of business.

         8.3 Estimation of Claims and Equity Interests. The Reorganizing Debtors and Heber Debtors may at any time request that the Court estimate any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Reorganizing Debtors or Heber Debtors previously objected to such Claim or whether the Court has ruled on any such objection, and the Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim. In the event that the Court estimates any Disputed Claim, that estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Court. If the estimated amount constitutes a maximum limitation on such Claim, the Reorganizing Debtors or Heber Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

         8.4 Reserve Account for Disputed Claims. On and after the Effective Date, the Disbursing Agent shall hold in one or more Disputed Claims Reserves, for each Class in which there are any Disputed Claims, Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants in an aggregate amount sufficient to pay to each holder of a Disputed Claim the amount of Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants that such holder would have been entitled to receive pro rata under this Reorganization Plan if such Claim had been an Allowed Claim in such Class; provided, however that with respect to Disputed Claims in Class 4, the Reorganized Debtors shall not be required to establish a Disputed Claims Reserve but instead shall issue new Reorganization Plan Unsecured Notes if and when any Disputed Claim in Class 4 becomes an Allowed Claim. Cash withheld and reserved for payments to holders of Disputed Claims in any Class shall be held and deposited by the Disbursing Agent in one or more segregated interest-bearing reserve accounts for each Class of Claims in which there are Disputed Claims entitled to receive Cash, to be used to satisfy the Disputed Claims if and when such Disputed Claims become Allowed Claims.

         8.5 Allowance of Disputed Claims. With respect to any Disputed Claim that is subsequently deemed Allowed, on the Distribution Date for any such Claim the Reorganizing Debtors or Heber Debtors shall distribute from the Disputed Claims Reserve Account corresponding to the Class in which such Claim is classified to the holder of such Allowed Claim the amount of Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants that such holder would have been entitled to recover pro rata under this Reorganization Plan if such Claim had been an Allowed Claim on the Effective Date, together with such claimholder's Pro Rata Class Share of net interest, if any, on such Allowed Claim. For purposes of the immediately preceding sentence, such holder's Pro Rata Class Share of net interest shall be calculated by multiplying the amount of interest on deposit in the applicable Disputed Claims Reserve account on the date immediately preceding the date on which such Allowed Claim is to be paid by a fraction, the numerator of which shall equal the amount of such Allowed Claim and the denominator of which shall equal the amount of all Claims for which deposits are being held in the applicable Disputed Claims Reserve account on the date immediately preceding the date on which such Allowed Claim is to be paid.

         8.6 Release of Funds from Disputed Claims Reserve. If at any time or from time to time after the Effective Date, there shall be Cash, Reorganization Plan Notes or Reorganization Plan Equity Securities and Warrants in a Disputed Claims Reserve account in an amount in excess of the Reorganizing Debtors' or Heber Debtors maximum remaining payment obligations to the then existing holders of Disputed Claims in the Class of Claims corresponding to such Disputed Claims Reserve account under this Reorganization Plan, such excess funds, and the Pro Rata Class Share of net interest in respect thereof, shall become available for Distribution to the holders of Allowed Claims in the Class corresponding to the Disputed Claims Reserve Account at issue in accordance with this Reorganization Plan.

                                   ARTICLE IX

                             TREATMENT OF EXECUTORY
                         CONTRACTS AND UNEXPIRED LEASES

         9.1 General Treatment. (a) On the Effective Date, all executory contracts and unexpired leases to which each Reorganizing Debtor listed on
Exhibit 9.1A (collectively, the "Rejecting Debtors") is a party shall be deemed rejected, except for any executory contract or unexpired lease of the Rejecting Debtors that (i) has been previously assumed or rejected pursuant to a Final Order of the Court, (ii) is specifically designated as a contract or lease on the Rejecting Debtors' Schedule of Assumed Contracts and Leases, to be filed prior to the Confirmation Hearing, or (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Reorganizing Debtors prior to the Confirmation Hearing.

         (b) On the Effective Date, all executory contracts and unexpired leases to which each Reorganizing Debtor listed on Exhibit 9.1B and each Heber Debtor (collectively, the "Assuming Debtors") is a party shall be deemed assumed, except for any executory contract or unexpired lease of the Assuming Debtors that (i) has been previously assumed or rejected pursuant to a Final Order of the Court, (ii) is specifically designated as a contract or lease on the Assuming Debtors' Schedule of Rejected Contracts and Leases, to be filed prior to the Confirmation Hearing, or (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Reorganizing Debtors or Heber Debtors prior to the Confirmation Hearing.

         (c) Each executory contract and unexpired lease listed or to be listed on the Rejecting Debtors' Schedule of Assumed Contracts and Leases or the Assuming Debtors' Schedule of Rejected Contracts and Leases (collectively, the "Contract Schedules") shall include modifications, amendments, supplements, restatements or other agreements, including guarantees thereof, made directly or indirectly by any Reorganizing Debtor or Heber Debtor in any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on the Contract Schedules. The mere listing of a document on the Contract Schedules shall not constitute an admission by the Reorganizing Debtors or Heber Debtors that such document is an executory contract or unexpired lease or that the Reorganizing Debtors have any liability thereunder.

         9.2 Cure of Defaults. Except to the extent that (i) a different treatment has been agreed to by the nondebtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Section 9.1 of this Reorganization Plan or, (ii) any executory contract or unexpired lease shall have been assumed pursuant to an order of the Court which order shall have approved the cure amounts with respect thereto, the applicable Reorganizing Debtor or Heber Debtor shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Confirmation Date, file with the Court and serve a pleading listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the applicable Reorganizing Debtor or Heber Debtor shall have fifteen (15) days from service of such pleading to object to the cure amounts listed by the applicable Reorganizing Debtor or Heber Debtor. Service of such pleading shall be sufficient if served on the other party to the contract or lease at the address indicated on (i) the contract or lease, (ii) any proof of claim filed by such other party in respect of such contract or lease, or (iii) the Reorganizing Debtors' books and records, including the Schedules; provided, however, that if a pleading served by a Reorganizing Debtor or Heber Debtor to one of the foregoing addresses is promptly returned as undeliverable, the Reorganizing Debtor or Heber Debtor shall attempt reservice of the pleading on an alternative address, if any, from the above listed sources. If any objections are filed, the Court shall hold a hearing. Prior to assumption, the applicable Reorganizing Debtor or Heber Debtor shall retain its right to reject any of its executory contracts or unexpired leases, including contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults. Notwithstanding the foregoing or anything in Section 9.3 of this Reorganization Plan, at all times through the date that is five (5) Business Days after the Court enters an order resolving and fixing the amount of a disputed cure amount, the Reorganizing Debtors shall have the right to reject such executory contract or unexpired lease.

         9.3 Approval of Assumption of Certain Executory Contracts. Subject to Sections 9.1 and 9.2 of this Reorganization Plan, the executory contracts and unexpired leases on the Rejecting Debtors' Schedule of Assumed Contracts and the executory contracts and unexpired leases of the Assuming Debtors other than those listed on the Assuming Debtors' Schedule of Rejected Contracts and Leases shall be assumed by the respective Reorganizing Debtors or Heber Debtors as of the Effective Date. Except as may otherwise be ordered by the Court, the Reorganizing Debtors and Heber Debtors shall have the right to cause any assumed executory contract or unexpired lease to vest in the Reorganized Debtor or Reorganized Heber Debtors designated for such purpose by the Reorganizing Debtors or Heber Debtors.

         9.4 Approval of Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of any executory contracts and unexpired leases to be rejected as and to the extent provided in
Section 9.1 of this Reorganization Plan.

         9.5 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Reorganization Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 9.1 of this Reorganization Plan must be filed with the Court no later than the later of (i) twenty (20) days after the Effective Date, and
(ii) thirty (30) days after entry of an order rejecting such executory contract or lease. Any Claims not filed within such time period will be forever barred from assertion against any of the applicable Reorganizing Debtors and/or the Estates.

         9.6 Survival of Debtors' Corporate Indemnities. Any obligations of any of the Reorganizing Debtors pursuant to the applicable Reorganizing Debtor's corporate charters and bylaws or agreements entered into any time prior to the Effective Date, to indemnify the Specified Personnel, with respect to all present and future actions, suits and proceedings against such Reorganizing Debtor or such Specified Personnel, based upon any act or omission for or on behalf of such Reorganizing Debtor, shall not be discharged or impaired by confirmation of this Reorganization Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the applicable Reorganizing Debtor pursuant to this Reorganization Plan and deemed to be included on the Rejecting Debtors' Schedule of Assumed Contracts and Leases (to the extent not otherwise assumed), and shall continue as obligations of the applicable Reorganizing Debtor. To the extent a Reorganizing Debtor is entitled to assert a Claim against Specified Personnel (whether directly or derivatively) and such Specified Personnel is entitled to indemnification, such Claim against Specified Personnel is released, waived and discharged.

         9.7 Reservation of Rights Under Insurance Policies and Bonds. Nothing in this Reorganization Plan, including the discharge and release of the Reorganizing Debtors as provided in this Reorganization Plan, shall diminish, impair or otherwise affect the enforceability by beneficiaries of (i) any insurance policies that may cover Claims against any Reorganizing Debtors, or
(ii) any bonds issued to assure the performance of any Reorganizing Debtors, nor shall anything contained herein constitute or be deemed to constitute a waiver of any cause of action that the Reorganizing Debtors or any entity may hold against any insurers or issuers of bonds under any such policies of insurance or bonds. To the extent any insurance policy or bond is deemed to be an executory contract, such insurance policy or bond shall be deemed assumed in accordance with Article IX of the Reorganization Plan. Notwithstanding the foregoing, the Reorganizing Debtors do not assume any payment or other obligations to any insurers or issuers or bonds, and any agreements or provisions of policies or bonds imposing payment or other obligations upon the Reorganizing Debtors shall only be assumed as provided pursuant to a separate order of the Court.

                                   ARTICLE X

      CONDITIONS PRECEDENT TO THE CONFIRMATION DATE AND THE EFFECTIVE DATE

         10.1 Conditions to Confirmation. Each of the following is a condition to the Confirmation Date:

                  (a) the entry of a Final Order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code;

                  (b) the proposed Confirmation Order shall be in form and substance, reasonably acceptable to the Reorganizing Debtors and Heber Debtors;

                  (c) all provisions, terms and conditions hereof are approved in the Confirmation Order;

                  (d) the Confirmation Order shall contain a finding that any Intercompany Claim held by a Reorganizing Debtor, Liquidating Debtor or Heber Debtor is the exclusive property of such Reorganizing Debtor or Liquidating Debtor pursuant to section 541 of the Bankruptcy Code;

                  (e) the Confirmation Order shall contain a ruling that each of the Liquidating Debtors Claims against (i) the Reorganizing Debtors and Heber Debtors and any of their respective present or former officers, directors, employees, attorneys, accountants, financial advisors, investment bankers or agents and (ii) the other persons or entities identified in Section 11.10 of this Reorganization Plan will be fully settled and released as of the Effective Date;

                  (f) the Confirmation Order shall contain a ruling that each of the Reorganizing Debtors and Heber Debtors Claims against (i) the Reorganizing Debtors and Heber Debtors and any of their respective present or former officers, directors, employees, attorneys, accountants, financial advisors, investment bankers or agents and (ii) the other persons or entities identified in Section 11.10 of this Reorganization Plan will be fully settled and released or, with respect to Claims against the Reorganizing Debtors or Heber Debtors, treated in accordance with Sections 4.9(b)(II) and 4.9(b)(III) of this Reorganization Plan; and

                  (g) the Confirmation Order shall contain a finding that the Geothermal Sale shall be deemed to be incorporated into and consummated under this Reorganization Plan for all purposes including, without limitation, section 1146 of the Bankruptcy Code.

         10.2 Conditions Precedent to the Effective Date. Each of the following is a condition precedent to the Effective Date of this Reorganization Plan:

                  (a) The Confirmation Order shall: (i) have been entered by the Court and become a Final Order, (ii) be in form and substance satisfactory to the Reorganizing Debtors and Heber Debtors and (iii) provide that the Liquidating Debtors, the Reorganizing Debtors, the Reorganized Debtors, the Heber Debtors and the Reorganized Heber Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Liquidation Plan and the Reorganization Plan;

                  (b) The conditions precedent to the Effective Date of the Liquidation Plan shall have been satisfied or waived in accordance with the terms and provisions of the Liquidation Plan;

                  (c) All conditions precedent to the closing of the Geothermal Sale or an alternative sale of some or all of the Heber Debtors or their assets shall have been satisfied;

                  (d) All documents, instruments and agreements necessary to implement the ESOP for Reorganized Covanta shall have been executed and delivered by the parties thereto;

                  (e) All regulatory approval necessary or desirable to effectuate the Reorganization Plan and the transactions contemplated hereunder shall have been obtained;

                  (f) The Reorganized Covanta Common Stock shall have been delivered to the ESOP in accordance with the terms of this Reorganization Plan, Reorganized Covanta shall have delivered the Reorganization Plan Equity Securities and Warrants as contemplated hereunder and the equity securities of all the other Reorganized Debtors shall have been deemed to revert to ownership by the same entity by which they were held prior to the applicable Petition Date;

                  (g) Reorganized Covanta shall have taken all steps necessary in its discretion to enable its conversion to an S Corporation effective as of January 1, 2004;

                  (h) The Exit Financing Agreements shall have been executed and delivered by the parties thereto, and shall be in full force and effect in accordance with the terms thereof;

                  (i) The Reorganized Debtors shall have sufficient Cash (i) to make payment of the estimated Exit Costs, including, without limitation, all Allowed Administrative Expense Claims, Allowed Priority Non-Tax Claims, Allowed Convenience Claims, (ii) to transfer Cash such that CPIH shall have $2 million in accounts under its control, and (iii) to deposit Cash in the Disputed Claims Reserve in respect of any Administrative Expense Claims and Priority Non-Tax Claims that are Disputed Claims;

                  (j) All documents, instruments and agreements provided for under, or necessary to implement, this Reorganization Plan shall have been executed and delivered by the parties thereto, in form and substance satisfactory to the Reorganizing Debtors and Heber Debtors, unless such execution or delivery has been waived by the parties benefited thereby.

                  10.3 Waiver of Conditions. The Reorganizing Debtors and Heber Debtors may waive any of the foregoing conditions set forth in Section 10.1 or
Section 10.2 of this Reorganization Plan without leave of or notice to the Court and without any formal action other than proceeding with confirmation of this Reorganization Plan or emergence from bankruptcy.

         10.4 Failure to Satisfy or Waiver of Conditions Precedent. In the event that any or all of the conditions specified in Section 10.1 or 10.2 of this Reorganization Plan have not been satisfied or waived in accordance with the provisions of this Article X on or before December 19, 2003 (which date may be extended by the Reorganizing Debtors and Heber Debtors, and upon notification submitted by the Reorganizing Debtors and Heber Debtors to the Court), (a) the Confirmation Order shall be vacated (except as it may relate to the Heber Debtors), (b) no distributions under the Reorganization Plan shall be made (except as they may relate to the Heber Debtors), (c) the Reorganizing Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though such date never occurred, and (d) all the Reorganizing Debtors' respective obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interest or to constitute a waiver or release of any claims by or against any Reorganizing Debtor or any other Person or to prejudice in any manner the rights of any Reorganizing Debtor or any Person in any further proceedings involving any Reorganizing Debtor or Person.

                                   ARTICLE XI

                             EFFECT OF CONFIRMATION

         11.1 Revesting of Assets. Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, except for leases and executory contracts that have not yet been assumed or rejected (which leases and contracts shall be deemed vested when and if assumed), all property of each Reorganizing Debtor and Heber Debtor's Estate shall vest in the applicable Reorganized Debtor and Heber Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided herein or pursuant to any of the Plan Documents. Each Reorganized Debtor and Reorganized Heber Debtor may operate its businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

         11.2 Discharge of Claims and Cancellation of Equity Interests. Except as otherwise provided herein or in the Confirmation Order, the rights afforded in this Reorganization Plan and the entitlement to receive payments and distributions to be made hereunder shall discharge all existing Claims and Interests, of any kind, nature or description whatsoever against or in each of the Reorganizing Debtors and Heber Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in this Reorganization Plan, on the Effective Date, all existing Claims against each of the Reorganizing Debtors and Heber Debtors and Equity Interests in the Reorganizing Debtors and Heber Debtors shall be, and shall be deemed to be, discharged or canceled and each holder (as well as trustees and agents on behalf of all such holders) of a Claim or Equity Interest shall be precluded and enjoined from asserting against the Reorganized Debtors and Reorganized Heber Debtors, or any of their assets or properties, any Claim or Equity Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not
(i) such holder has filed a Proof of Claim or Equity Interest, (ii) a Claim based on such Claim or Equity Interest is Allowed, or (iii) the holder of the Claim or Equity Interest has accepted the Reorganization Plan.

         11.3 Discharge of Reorganizing Debtors and Heber Debtors. Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest of such holder shall be deemed to have forever waived, released and discharged each of the Reorganizing Debtors and Heber Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities (other than the right to enforce the Reorganizing Debtors or Reorganized Debtors and the Heber Debtors or Reorganized Heber Debtors obligations hereunder or under the Plan Documents) that arose prior to the Confirmation Date, whether existing in law or equity, whether based on fraud, contract or otherwise, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, whether based in whole or in part on any act, omission or occurrence taking place on or before the Confirmation Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or canceled Equity Interest in each of the Reorganizing Debtors and Heber Debtors.

         11.4 Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, and subject to the Effective Date, the provisions of this Reorganization Plan shall bind all present and former holders of a Claim against, or Equity Interest in, the applicable Reorganizing Debtor or Heber Debtor and its respective successors and assigns, whether or not the Claim or Equity Interest of such holder is Impaired under this Reorganization Plan and whether or not such holder has filed a Proof of Claim or Equity Interest or accepted this Reorganization Plan.

         11.5 Term of Injunctions or Stays. Unless otherwise provided herein, all injunctions or stays arising under section 105 or 362 of the Bankruptcy Code, any order entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such order.

         11.6 Injunction Against Interference with Plan. Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present and former employees, agents, officers, directors and principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Reorganization Plan.

         11.7 Exculpation. Notwithstanding anything herein to the contrary, as of the Effective Date, none of (i) the Reorganizing Debtors, Reorganized Debtors, Heber Debtors or Reorganized Heber Debtors or their respective officers, directors and employees, (ii) the Specified Personnel, (iii) the Committee and any subcommittee thereof, (iv) the Agent Banks, the DIP Agents, the steering committee for the holders of the Secured Bank Claims and the Bondholders Committee, (v) the accountants, financial advisors, investment bankers, and attorneys for the Reorganizing Debtors, Reorganized Debtors, Heber Debtors or Reorganized Heber Debtors, and (vi) the directors, officers, employees, partners, members, agents, representatives, accountants, financial advisors, investment bankers, attorneys or affiliates for any of the persons or entities described in (i), (iii), (iv) or (v) of this Section 11.7 shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the commencement or conduct of the Chapter 11 Cases; the liquidations of the Liquidating Debtors listed on Exhibit 2 hereto; formulating, negotiating or implementing the Reorganization Plan; formulating, negotiating or implementing the Geothermal Sale under the Reorganization Plan; the solicitation of acceptances of the Reorganization Plan; the pursuit of confirmation of the Reorganization Plan; the confirmation, consummation or administration of the Reorganization Plan or the property to be distributed under the Reorganization Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Reorganization Plan.

         11.8 Rights of Action. On and after the Effective Date, and except as may otherwise be agreed to by the Reorganizing Debtors or as provided in this Reorganization Plan, the Reorganized Debtors will retain and have the exclusive right to enforce any and all present or future rights, claims or causes of action against any Person and rights of the Reorganizing Debtors that arose before or after the applicable Petition Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under sections 544, 545, 548, 549, 550 and 553 of the Bankruptcy Code; and the Heber Debtors' right to enforce any and all present or future rights, claims or causes of action against any Person and the rights of the Heber Debtors that arose before or after the applicable Petition Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under sections 544, 545, 548, 549, 550 and 553 of the Bankruptcy Code, shall be assigned to the Reorganized Debtors. The Reorganized Debtors may pursue, abandon, settle or release any or all such rights of action, as they deem appropriate, without the need to obtain approval or any other or further relief from the Court. The Reorganized Debtors may, in their discretion, offset any such claim held against a Person against any payment due such Person under this Reorganization Plan; provided, however, that any claims of any of the Reorganizing Debtors arising before the applicable Petition Date shall first be offset against Claims against any of the Reorganized Debtors arising before the applicable Petition Date.

         11.9 Injunction. Upon the Effective Date with respect to the Reorganization Plan and except as otherwise provided herein or in the Confirmation Order, all persons who have held, hold, or may hold Claims against or Equity Interests in the Reorganizing Debtors or Heber Debtors, and all other parties in interest in the Chapter 11 Cases, along with their respective present or former employees, agents, officers, directors or principals, shall be permanently enjoined on and after the Effective Date from directly or indirectly
(i) commencing or continuing in any manner any action or other proceeding of any kind to collect or recover any property on account of any such Claim or Equity Interest against any such Reorganizing Debtor, Reorganized Debtors, Heber Debtor, Reorganized Heber Debtors or Person entitled to exculpation under
Section 11.7 hereof, (ii) enforcing, attaching, collecting or recovering by any manner or means of any judgment, award, decree, or order to collect or recover any property on account of any such Claim or Equity Interest against any such Reorganizing Debtor, Reorganized Debtors, Heber Debtors or Reorganized Heber Debtors, (iii) creating, perfecting, or enforcing any encumbrance of any kind against any such Reorganizing Debtor, Reorganized Debtor, Heber Debtor or Reorganized Heber Debtor on account of such Claim or Equity Interest, (iv) except for recoupment, asserting any right of setoff or subrogation of any kind against any obligation due any such Reorganizing Debtor, Reorganized Debtor, Heber Debtor or Reorganized Heber Debtor or against the property or interests in property of any such Reorganizing Debtor, Reorganized Debtor, Heber Debtor or Reorganized Heber Debtor on account of any such Claim or Equity Interest, (v) commencing or continuing any action against the Reorganized Debtors or Heber Debtors in any manner or forum in respect of such Claim or Equity Interest that does not comply or is inconsistent with the Reorganization Plan, and (vi) taking any actions to interfere with the implementation or consummation of this Reorganization Plan; provided that nothing herein shall prohibit any holder of a Claim from prosecuting a properly completed and filed proof of claim in the Chapter 11 Cases. In no event shall the Reorganized Debtors, Reorganized Heber Debtors or any Person entitled to exculpation under Section 11.7 hereof have any liability or obligation for any Claim against or Equity Interest in any of the Reorganizing Debtors or Heber Debtors arising prior to the Effective Date, other than in accordance with the provisions of this Reorganization Plan. In addition, except as otherwise provided in this Reorganization Plan or the Confirmation Order, on and after the Effective Date, any individual, firm, corporation, limited liability company, partnership, company, trust or other entity, including any successor of such entity, shall be permanently enjoined from commencing or continuing in any manner, any litigation against the Reorganized Debtors, Reorganized Heber Debtors or any Person entitled to exculpation under
Section 11.7 hereof on account of or in respect of any of the Reorganizing Debtors or Heber Debtors' prepetition liabilities or other liabilities satisfied pursuant to this Reorganization Plan. By accepting Distributions pursuant to this Reorganization Plan, each holder of an Allowed Claim or Allowed Equity Interest receiving Distributions pursuant to the Reorganization Plan will be deemed to have specifically consented to the injunctions set forth in this
Section 11.9.

         11.10 Release. As of the Effective Date, the Reorganizing Debtors and Heber Debtors, on behalf of themselves and their Estates, shall be deemed to release unconditionally all claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities whatsoever, against the Reorganizing Debtors' or Heber Debtors' present or former officers, directors, employees, partners, members, advisors, attorneys, financial advisors, accountants, investment bankers and other professionals, and the Committee's members, advisors, attorneys, financial advisors, investment bankers, accountants and other professionals, in each case whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken with respect to any omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Reorganizing Debtors or Heber Debtors, the Chapter 11 Cases or the Reorganization Plan.

                                  ARTICLE XII

                            RETENTION OF JURISDICTION

         12.1 Jurisdiction of Court. The Court shall retain exclusive jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases and this Reorganization Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following non-exclusive purposes:

                  (a) to determine the allowance or classification of Claims and to hear and determine any objections thereto;

                  (b) to hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases, and the allowance of any Claims resulting therefrom;

                  (c) to determine any and all motions, adversary proceedings, applications, contested matters and other litigated matters in connection with the Chapter 11 Cases that may be pending in the Court on, or initiated after, the Effective Date;

                  (d) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                  (e) to issue such orders in aid of the execution, implementation and consummation of this Reorganization Plan to the extent authorized by section 1142 of the Bankruptcy Code or otherwise;

                  (f) to construe and take any action to enforce this Reorganization Plan;

                  (g) to reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

                  (h) to modify the Reorganization Plan pursuant to section 1127 of the Bankruptcy Code, or to remedy any apparent non-material defect or omission in this Reorganization Plan, or to reconcile any non-material inconsistency in the Reorganization Plan so as to carry out its intent and purposes;

                  (i) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

                  (j) to determine any other requests for payment of Priority Tax Claims, Priority Non-Tax Claims or Administrative Expense Claims;

                  (k) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Reorganization Plan;

                  (l) to hear and determine all matters relating to the 9.25% Debentures Adversary Proceeding, including any disputes arising in connection with the interpretation, implementation or enforcement of any settlement agreement related thereto;

                  (m) to consider and act on the compromise and settlement or payment of any Claim against the Reorganizing Debtors;

                  (n) to recover all assets of Reorganizing Debtors and Heber Debtors and property of the Estates, wherever located;

                  (o) to determine all questions and disputes regarding title to the assets of the Reorganizing Debtors and Heber Debtors or their Estates;

                  (p) to issue injunctions, enter and implement other orders or to take such other actions as may be necessary or appropriate to restrain interference by any entity with the consummation, implementation or enforcement of the Reorganization Plan or the Confirmation Order;

                  (q) to remedy any breach or default occurring under this Reorganization Plan;

                  (r) to resolve and finally determine all disputes that may relate to, impact on or arise in connection with, this Reorganization Plan;

                  (s) to hear and determine matters concerning state, local, and federal taxes for any period of time, including, without limitation, pursuant to sections 346, 505, 1129 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after each of the applicable Petition Dates through, and including, the final Distribution Date);

                  (t) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

                  (u) to hear any other matter consistent with the provisions of the Bankruptcy Code; and

                  (v) to enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         13.1 Deletion of Classes and Subclasses. Any class or subclass of Claims that does not contain as an element thereof an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 as of the date of the commencement of the Confirmation Hearing shall be deemed deleted from this Reorganization Plan for purposes of voting to accept or reject this Reorganization Plan and for purposes of determining acceptance or rejection of this Reorganization Plan by such class or subclass under section 1129(a)(8) of the Bankruptcy Code.

         13.2 Dissolution of the Committee. On the Effective Date, the Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Committee's attorneys, accountants, and other agents, shall terminate.

         13.3 Effectuating Documents and Further Transactions. The chief executive officer of each of the Reorganizing Debtors and Heber Debtors, or his or her designee, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases and other agreements or documents and take such actions on behalf of the Reorganizing Debtors and Heber Debtors as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Reorganization Plan, without any further action by or approval of the Board of Directors or other governing body of the Reorganizing Debtors or Heber Debtors.

         13.4 Payment of Statutory Fees. All fees payable pursuant to section 1930 of Title 28 of the United States Code shall be paid through the entry of a final decree closing these cases.

         13.5 Modification of Plan. Subject to the provisions of Section 5.5 of this Reorganization Plan, the Reorganizing Debtors and Heber Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Reorganization Plan at any time prior to the entry of the Confirmation Order. Additionally, the Reorganizing Debtors and Heber Debtors reserve the right to alter, amend, modify, revoke or withdraw the Reorganization Plan as it applies to any particular Reorganizing Debtor or Heber Debtor, including without limitation as a result of the consummation of the Geothermal Sale pursuant to section 363 of the Bankruptcy Code on or prior to the Confirmation Date. Additionally, the Reorganizing Debtors and Heber Debtors reserve the right to seek confirmation of the Reorganization Plan or a separate reorganization plan with substantially similar terms with respect to only certain of the Reorganized Debtors and/or Heber Debtors, and to alter, amend, modify, revoke or withdraw the Reorganization Plan, in whole or in part, for such purpose.

                  Addtionally, the Reorganizing Debtors reserve their rights to redesignate Debtors as Reorganizing Debtors, Heber Debtors or Liquidating Debtors at any time prior to ten (10) days prior to the Confirmation Hearing. Holders of Claims or Equity Interests who are entitled to vote on the Reorganization Plan or Liquidation Plan and who are affected by any such redesignation shall have five (5) days from the notice of such redesignation to vote to accept or reject the Reorganization Plan or the Liquidation Plan, as the case may be. The Reorganizing Debtors also reserve the right to withdraw prior to the Confirmation Hearing one or more Reorganizing Debtors or Heber Debtors from the Reorganization Plan, and to thereafter file a plan solely with respect to such Debtor or Debtors.

                  After the entry of the Confirmation Order, the Reorganizing Debtors and Heber Debtors may, upon order of the Court, amend or modify this Reorganization Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Reorganization Plan in such manner as may be necessary to carry out the purpose and intent of this Reorganization Plan. A holder of an Allowed Claim or Allowed Equity Interest that is deemed to have accepted this Reorganization Plan shall be deemed to have accepted this Reorganization Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

         13.6 Courts of Competent Jurisdiction. If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of this Reorganization Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other Court having competent jurisdiction with respect to such matter.

         13.7 Exemption From Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Reorganization Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Reorganization Plan (including without limitation the Geothermal Sale or other sale of some or all of the Heber Debtors or their assets), including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Reorganization Plan, the Geothermal Sale or other sale of some or all of the Heber Debtors or their assets shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

         13.8 Rules of Construction. For purposes of this Reorganization Plan, the following rules of interpretation apply:

                  (a) The words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to this Reorganization Plan as a whole and not to any particular Section, subsection, or clause contained in this Reorganization Plan;

                  (b) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter;

                  (c) Any reference in this Reorganization Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

                  (d) Any reference in this Reorganization Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented;

                  (e) Unless otherwise specified, all references in this Reorganization Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to this Reorganization Plan;

                  (f) Captions and headings to Articles and Sections are inserted for convenience of reference only are not intended to be a part of or to affect the interpretation of this Reorganization Plan; and

                  (g) Unless otherwise expressly provided, the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply to this Reorganization Plan.

         13.9 Computation of Time. In computing any period of time prescribed or allowed by this Reorganization Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006 shall apply.

13.10 Successors and Assigns. The rights, benefits and obligations of any entity named or referred to in the Reorganization Plan shall be bind on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

         13.11 Notices. Any notices to or requests of the Reorganizing Debtors or Heber Debtors by parties in interest under or in connection with this Reorganization Plan shall be in writing and served either by (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:


                  Covanta Energy Corporation
                  c/o CLEARY GOTTLIEB STEEN & HAMLTON
                  One Liberty Plaza
                  New York, New York  10006

                  Attn: Deborah M. Buell, Esq.
                        James L. Bromley, Esq.

                  and

                  Covanta Energy Corporation
                  c/o JENNER & BLOCK, LLC
                  One IBM Plaza
                  Chicago, Illinois 60611-7603

                  Attn: Vincent E. Lazar, Esq.

         13.12 Severability. If, prior to the Confirmation Date, any term or provision of this Reorganization Plan is determined by the Court to be invalid, void or unenforceable, the Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Reorganization Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding alteration or interpretation. The Confirmation Order will constitute a judicial interpretation that each term and provision of this Reorganization Plan, as it may have been altered or interpreted in accordance with the forgoing, is valid and enforceable pursuant to its terms. Additionally, if the Court determines that the Reorganization Plan, as it applies to any particular Reorganizing Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code (and cannot be altered or interpreted in a way that makes it confirmable), such determination shall not limit or affect (a) the confirmability of the Reorganization Plan as it applies to any other Reorganizing Debtor or (b) the Reorganizing Debtors' ability to modify the Reorganization Plan, as it applies to any particular Reorganizing Debtor, to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

         13.13 Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Reorganization Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

         13.14 Exhibits. All Exhibits and Schedules to this Reorganization Plan are incorporated into and are a part of this Reorganization Plan as if set forth in full herein.

         13.15 Counterparts. This Reorganization Plan may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.


Dated:  September  8, 2003



                                   COVANTA ENERGY CORPORATION



                                   By: /s/ Scott G. Mackin
                                       -------------------------------------

                                   COVANTA ACQUISITION, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ALEXANDRIA/ARLINGTON, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA BABYLON, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA BESSEMER, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA BRISTOL, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA CUNNINGHAM ENVIRONMENTAL
                                     SUPPORT SERVICES, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ENERGY AMERICAS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ENERGY CONSTRUCTION, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ENERGY GROUP, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ENERGY INTERNATIONAL, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ENERGY RESOURCE CORP.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ENERGY SERVICES OF NEW JERSEY, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ENERGY SERVICES, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ENERGY WEST, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ENGINEERING SERVICES, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA FAIRFAX, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA GEOTHERMAL OPERATIONS HOLDINGS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA GEOTHERMAL OPERATIONS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA HEBER FIELD ENERGY, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------
                                   COVANTA HENNEPIN ENERGY RESOURCE CO., L.P.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA HILLSBOROUGH, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA HONOLULU RESOURCE RECOVERY VENTURE



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA HUNTINGTON LIMITED PARTNERSHIP



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA HUNTINGTON RESOURCE RECOVERY
                                      ONE CORP.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA HUNTINGTON RESOURCE RECOVERY
                                      SEVEN CORP.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA HUNTSVILLE, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA HYDRO ENERGY, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA HYDRO OPERATIONS WEST, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA HYDRO OPERATIONS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA IMPERIAL POWER SERVICES, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA INDIANAPOLIS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA KENT, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA LAKE, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA LANCASTER, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA LEE, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA LONG ISLAND, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA MARION LAND CORP.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA MARION, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA MID-CONN, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA MONTGOMERY, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA NEW MARTINSVILLE HYDRO-OPERATIONS
                                      CORP.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA OAHU WASTE ENERGY RECOVERY, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ONONDAGA FIVE CORP.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ONONDAGA FOUR CORP.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ONONDAGA LIMITED PARTNERSHIP



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ONONDAGA OPERATIONS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ONONDAGA THREE CORP.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ONONDAGA TWO CORP.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA ONONDAGA, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA OPERATIONS OF UNION, LLC



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA OPW ASSOCIATES, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA OPWH, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA PASCO, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA POWER EQUITY CORP.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA POWER INTERNATIONAL HOLDINGS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA PROJECTS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA PROJECTS OF HAWAII, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA PROJECTS OF WALLINGFORD, L.P.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA RRS HOLDINGS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA SECURE SERVICES, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA SIGC ENERGY II, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA SIGC ENERGY, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA SIGC GEOTHERMAL OPERATIONS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA STANISLAUS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA SYSTEMS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA TAMPA BAY, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA TULSA, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA UNION, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA WALLINGFORD ASSOCIATES, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA WARREN ENERGY RESOURCE CO., L.P.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA WASTE TO ENERGY OF ITALY, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA WASTE TO ENERGY, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA WATER HOLDINGS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA WATER SYSTEMS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   COVANTA WATER TREATMENT SERVICES, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   AMOR 14 CORP



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   DSS ENVIRONMENTAL, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   ERC ENERGY II, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   ERC ENERGY, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   HEBER FIELD COMPANY



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   HEBER FIELD ENERGY II, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   HEBER GEOTHERMAL COMPANY



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   HEBER LOAN PARTNERS



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   OPI QUEZON INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   SECOND IMPERIAL GEOTHERMAL CO., L.P.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   THREE MOUNTAIN OPERATIONS, INC.



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                                   THREE MOUNTAIN POWER, LLC



                                   By:  /s/ Scott G. Mackin
                                        ------------------------------------

                       EXHIBITS TO THE REORGANIZATION PLAN

                        EXHIBIT 1 TO REORGANIZATION PLAN

                        SCHEDULE OF REORGANIZING DEBTORS

       Debtor                                                    Case Number
       ------                                                    -----------

   Covanta Acquisition, Inc.                                    02-40861 (CB)
   Covanta Alexandria/Arlington, Inc.                           02-40929 (CB)
   Covanta Babylon, Inc.                                        02-40928 (CB)
   Covanta Bessemer, Inc.                                       02-40862 (CB)
   Covanta Bristol, Inc.                                        02-40930 (CB)
   Covanta Cunningham Environmental Support Services, Inc.      02-40863 (CB)
   Covanta Energy Americas, Inc.                                02-40881 (CB)
   Covanta Energy Construction, Inc.                            02-40870 (CB)
   Covanta Energy Corporation                                   02-40841 (CB)
   Covanta Energy Group, Inc.                                   03-13707 (CB)
   Covanta Energy International, Inc.                           03-13706 (CB)
   Covanta Energy Resource Corp.                                02-40915 (CB)
   Covanta Energy Services of New Jersey, Inc.                  02-40900 (CB)
   Covanta Energy Services, Inc.                                02-40899 (CB)
   Covanta Energy West, Inc.                                    02-40871 (CB)
   Covanta Engineering Services, Inc.                           02-40898 (CB)
   Covanta Fairfax, Inc.                                        02-40931 (CB)
   Covanta Geothermal Operations Holdings, Inc.                 02-40873 (CB)
   Covanta Geothermal Operations, Inc.                          02-40872 (CB)
   Covanta Heber Field Energy, Inc.                             02-40893 (CB)
   Covanta Hennepin Energy Resource Co., L.P.                   02-40906 (CB)
   Covanta Hillsborough, Inc.                                   02-40932 (CB)
   Covanta Honolulu Resource Recovery Venture                   02-40905 (CB)
   Covanta Huntington Limited Partnership                       02-40916 (CB)
   Covanta Huntington Resource Recovery One Corp.               02-40919 (CB)
   Covanta Huntington Resource Recovery Seven Corp.             02-40920 (CB)
   Covanta Huntsville, Inc.                                     02-40933 (CB)
   Covanta Hydro Energy, Inc.                                   02-40894 (CB)
   Covanta Hydro Operations West, Inc.                          02-40875 (CB)
   Covanta Hydro Operations, Inc.                               02-40874 (CB)
   Covanta Imperial Power Services, Inc.                        02-40876 (CB)
   Covanta Indianapolis, Inc.                                   02-40934 (CB)
   Covanta Kent, Inc.                                           02-40935 (CB)
   Covanta Lake, Inc.                                           02-40936 (CB)
   Covanta Lancaster, Inc.                                      02-40937 (CB)
   Covanta Lee, Inc.                                            02-40938 (CB)
   Covanta Long Island, Inc.                                    02-40917 (CB)
   Covanta Marion Land Corp.                                    02-40940 (CB)
   Covanta Marion, Inc.                                         02-40939 (CB)
   Covanta Mid-Conn, Inc.                                       02-40911 (CB)
   Covanta Montgomery, Inc.                                     02-40941 (CB)
   Covanta New Martinsville Hydro-Operations Corp.              02-40877 (CB)
   Covanta Oahu Waste Energy Recovery, Inc.                     02-40912 (CB)
   Covanta Onondaga Five Corp.                                  02-40926 (CB)
   Covanta Onondaga Four Corp.                                  02-40925 (CB)
   Covanta Onondaga Limited Partnership                         02-40921 (CB)
   Covanta Onondaga Operations, Inc.                            02-40927 (CB)
   Covanta Onondaga Three Corp.                                 02-40924 (CB)
   Covanta Onondaga Two Corp.                                   02-40923 (CB)
   Covanta Onondaga, Inc.                                       02-40922 (CB)
   Covanta Operations of Union, LLC                             02-40909 (CB)
   Covanta OPW Associates, Inc.                                 02-40908 (CB)
   Covanta OPWH, Inc.                                           02-40907 (CB)
   Covanta Pasco, Inc.                                          02-40943 (CB)
   Covanta Power Equity Corp.                                   02-40895 (CB)
   Covanta Power International Holdings, Inc.                   03-13708 (CB)
   Covanta Projects, Inc.                                       03-13709 (CB)
   Covanta Projects of Hawaii, Inc.                             02-40913 (CB)
   Covanta Projects of Wallingford, L.P.                        02-40903 (CB)
   Covanta RRS Holdings, Inc.                                   02-40910 (CB)
   Covanta Secure Services, Inc.                                02-40901 (CB)
   Covanta SIGC Geothermal Operations, Inc.                     02-40883 (CB)
   Covanta Stanislaus, Inc.                                     02-40944 (CB)
   Covanta Systems, Inc.                                        02-40948 (CB)
   Covanta Tampa Bay, Inc.                                      02-40865 (CB)
   Covanta Tulsa, Inc.                                          02-40945 (CB)
   Covanta Union, Inc.                                          02-40946 (CB)
   Covanta Wallingford Associates, Inc.                         02-40914 (CB)
   Covanta Warren Energy Resource Co., L.P.                     02-40904 (CB)
   Covanta Waste to Energy of Italy, Inc.                       02-40902 (CB)
   Covanta Waste to Energy, Inc.                                02-40949 (CB)
   Covanta Water Holdings, Inc.                                 02-40866 (CB)
   Covanta Water Systems, Inc.                                  02-40867 (CB)
   Covanta Water Treatment Services, Inc.                       02-40868 (CB)
   DSS Environmental, Inc.                                      02-40869 (CB)
   ERC Energy II, Inc.                                          02-40890 (CB)
   ERC Energy, Inc.                                             02-40891 (CB)
   Heber Field Energy II, Inc.                                  02-40892 (CB)
   Heber Loan Partners                                          02-40889 (CB)
   OPI Quezon, Inc.                                             02-40860 (CB)
   Three Mountain Operations, Inc.                              02-40879 (CB)
   Three Mountain Power, LLC                                    02-40880 (CB)

                       EXHIBITS TO THE REORGANIZATION PLAN

                        EXHIBIT 2 TO REORGANIZATION PLAN

                           LIST OF LIQUIDATING DEBTORS


     Liquidating Debtor                                         Case Number
     ------------------                                         -----------

Alpine Food Products, Inc.                                      03-13679 (CB)
BDC Liquidating Corp.                                           03-13681 (CB)
Bouldin Development Corp.                                       03-13680 (CB)
Covanta Concerts Holdings, Inc.                                 02-16332 (CB)
Covanta Energy Sao Jeronimo, Inc.                               02-40854 (CB)
Covanta Equity of Alexandria/Arlington, Inc.                    03-13682 (CB)
Covanta Equity of Stanislaus, Inc.                              03-13683 (CB)
Covanta Financial Services, Inc.                                02-40947 (CB)
Covanta Huntington, Inc.                                        02-40918 (CB)
Covanta Key Largo, Inc.                                         02-40864 (CB)
Covanta Northwest Puerto Rico, Inc.                             02-40942 (CB)
Covanta Oil & Gas, Inc.                                         02-40878 (CB)
Covanta Power Development of Bolivia, Inc.                      02-40856 (CB)
Covanta Power Development, Inc.                                 02-40855 (CB)
Covanta Secure Services USA, Inc.                               02-40896 (CB)
Covanta Waste Solutions, Inc.                                   02-40897 (CB)
Doggie Diner, Inc.                                              03-13684 (CB)
Gulf Coast Catering Company, Inc.                               03-13685 (CB)
J.R. Jack's Construction Corporation                            02-40857 (CB)
Lenzar Electro-Optics, Inc.                                     02-40832 (CB)
Logistics Operations, Inc.                                      03-13688 (CB)
Offshore Food Service, Inc.                                     03-13694 (CB)
OFS Equity of Alexandria/Arlington, Inc.                        03-13687 (CB)
OFS Equity of Babylon, Inc.                                     03-13690 (CB)
OFS Equity of Delaware, Inc.                                    03-13689 (CB)
OFS Equity of Huntington, Inc.                                  03-13691 (CB)
OFS Equity of Indianapolis, Inc.                                03-13693 (CB)
OFS Equity of Stanislaus, Inc.                                  03-13692 (CB)
Ogden Allied Abatement & Decontamination Service, Inc.          02-40827 (CB)
Ogden Allied Maintenance Corp.                                  02-40828 (CB)
Ogden Allied Payroll Services, Inc.                             02-40835 (CB)
Ogden Attractions, Inc.                                         02-40836 (CB)
Ogden Aviation Distributing Corp.                               02-40829 (CB)
Ogden Aviation Fueling Company of Virginia, Inc.                02-40837 (CB)
Ogden Aviation Security Services of Indiana, Inc.               03-13695 (CB)
Ogden Aviation Service Company of Colorado, Inc.                02-40839 (CB)
Ogden Aviation Service Company of Pennsylvania, Inc.            02-40834 (CB)
Ogden Aviation Service International Corporation                02-40830 (CB)
Ogden Aviation Terminal Services, Inc.                          03-13696 (CB)
Ogden Aviation, Inc.                                            02-40838 (CB)
Ogden Cargo Spain, Inc.                                         02-40843 (CB)
Ogden Central and South America, Inc.                           02-40844 (CB)
Ogden Cisco, Inc.                                               03-13698 (CB)
Ogden Communications, Inc.                                      03-13697 (CB)
Ogden Constructors, Inc.                                        02-40858 (CB)
Ogden Environmental & Energy Services Co., Inc.                 02-40859 (CB)
Ogden Facility Holdings, Inc.                                   02-40845 (CB)
Ogden Facility Management Corporation of Anaheim                02-40846 (CB)
Ogden Facility Management Corporation of West Virginia          03-13699 (CB)
Ogden Film and Theatre, Inc.                                    02-40847 (CB)
Ogden Firehole Entertainment Corp.                              02-40848 (CB)
Ogden Food Service Corporation of Milwaukee, Inc.               03-13701 (CB)
Ogden International Europe, Inc.                                02-40849 (CB)
Ogden Leisure, Inc.                                             03-13700 (CB)
Ogden Management Services, Inc.                                 03-13702 (CB)
Ogden New York Services, Inc.                                   02-40826 (CB)
Ogden Pipeline Service Corporation                              03-13704 (CB)
Ogden Services Corporation                                      02-40850 (CB)
Ogden Support Services, Inc.                                    02-40851 (CB)
Ogden Technology Services Corporation                           03-13703 (CB)
Ogden Transition Corporation                                    03-13705 (CB)
PA Aviation Fuel Holdings, Inc.                                 02-40852 (CB)
Philadelphia Fuel Facilities Corporation                        02-40853 (CB)

                       EXHIBITS TO THE REORGANIZATION PLAN

                        EXHIBIT 3 TO REORGANIZATION PLAN

                     LIST OF REORGANIZING DEBTORS FILING ON
               INITIAL PETITION DATE AND SUBSEQUENT PETITION DATE



            SCHEDULE OF REORGANIZING DEBTORS FILING ON APRIL 1, 2002
                           (THE INITIAL PETITION DATE)

   Reorganizing Debtor                                          Case Number
   -------------------                                          -----------

   Covanta Acquisition, Inc.                                    02-40861 (CB)
   Covanta Alexandria/Arlington, Inc.                           02-40929 (CB)
   Covanta Babylon, Inc.                                        02-40928 (CB)
   Covanta Bessemer, Inc.                                       02-40862 (CB)
   Covanta Bristol, Inc.                                        02-40930 (CB)
   Covanta Cunningham Environmental Support Services, Inc.      02-40863 (CB)
   Covanta Energy Americas, Inc.                                02-40881 (CB)
   Covanta Energy Construction, Inc.                            02-40870 (CB)
   Covanta Energy Corporation                                   02-40841 (CB)
   Covanta Energy Resource Corp.                                02-40915 (CB)
   Covanta Energy Services of New Jersey, Inc.                  02-40900 (CB)
   Covanta Energy Services, Inc.                                02-40899 (CB)
   Covanta Energy West, Inc.                                    02-40871 (CB)
   Covanta Engineering Services, Inc.                           02-40898 (CB)
   Covanta Fairfax, Inc.                                        02-40931 (CB)
   Covanta Geothermal Operations Holdings, Inc.                 02-40873 (CB)
   Covanta Geothermal Operations, Inc.                          02-40872 (CB)
   Covanta Heber Field Energy, Inc.                             02-40893 (CB)
   Covanta Hennepin Energy Resource Co., L.P.                   02-40906 (CB)
   Covanta Hillsborough, Inc.                                   02-40932 (CB)
   Covanta Honolulu Resource Recovery Venture                   02-40905 (CB)
   Covanta Huntington Limited Partnership                       02-40916 (CB)
   Covanta Huntington Resource Recovery One Corp.               02-40919 (CB)
   Covanta Huntington Resource Recovery Seven Corp.             02-40920 (CB)
   Covanta Huntsville, Inc.                                     02-40933 (CB)
   Covanta Hydro Energy, Inc.                                   02-40894 (CB)
   Covanta Hydro Operations West, Inc.                          02-40875 (CB)
   Covanta Hydro Operations, Inc.                               02-40874 (CB)
   Covanta Imperial Power Services, Inc.                        02-40876 (CB)
   Covanta Indianapolis, Inc.                                   02-40934 (CB)
   Covanta Kent, Inc.                                           02-40935 (CB)
   Covanta Lake, Inc.                                           02-40936 (CB)
   Covanta Lancaster, Inc.                                      02-40937 (CB)
   Covanta Lee, Inc.                                            02-40938 (CB)
   Covanta Long Island, Inc.                                    02-40917 (CB)
   Covanta Marion Land Corp.                                    02-40940 (CB)
   Covanta Marion, Inc.                                         02-40939 (CB)
   Covanta Mid-Conn, Inc.                                       02-40911 (CB)
   Covanta Montgomery, Inc.                                     02-40941 (CB)
   Covanta New Martinsville Hydro-Operations Corp.              02-40877 (CB)
   Covanta Oahu Waste Energy Recovery, Inc.                     02-40912 (CB)
   Covanta Onondaga Five Corp.                                  02-40926 (CB)
   Covanta Onondaga Four Corp.                                  02-40925 (CB)
   Covanta Onondaga Limited Partnership                         02-40921 (CB)
   Covanta Onondaga Operations, Inc.                            02-40927 (CB)
   Covanta Onondaga Three Corp.                                 02-40924 (CB)
   Covanta Onondaga Two Corp.                                   02-40923 (CB)
   Covanta Onondaga, Inc.                                       02-40922 (CB)
   Covanta Operations of Union, LLC                             02-40909 (CB)
   Covanta OPW Associates, Inc.                                 02-40908 (CB)
   Covanta OPWH, Inc.                                           02-40907 (CB)
   Covanta Pasco, Inc.                                          02-40943 (CB)
   Covanta Power Equity Corp.                                   02-40895 (CB)
   Covanta Projects of Hawaii, Inc.                             02-40913 (CB)
   Covanta Projects of Wallingford, L.P.                        02-40903 (CB)
   Covanta RRS Holdings, Inc.                                   02-40910 (CB)
   Covanta Secure Services, Inc.                                02-40901 (CB)
   Covanta SIGC Geothermal Operations, Inc.                     02-40883 (CB)
   Covanta Stanislaus, Inc.                                     02-40944 (CB)
   Covanta Systems, Inc.                                        02-40948 (CB)
   Covanta Tampa Bay, Inc.                                      02-40865 (CB)
   Covanta Tulsa, Inc.                                          02-40945 (CB)
   Covanta Union, Inc.                                          02-40946 (CB)
   Covanta Wallingford Associates, Inc.                         02-40914 (CB)
   Covanta Warren Energy Resource Co., L.P.                     02-40904 (CB)
   Covanta Waste to Energy of Italy, Inc.                       02-40902 (CB)
   Covanta Waste to Energy, Inc.                                02-40949 (CB)
   Covanta Water Holdings, Inc.                                 02-40866 (CB)
   Covanta Water Systems, Inc.                                  02-40867 (CB)
   Covanta Water Treatment Services, Inc.                       02-40868 (CB)
   DSS Environmental, Inc.                                      02-40869 (CB)
   ERC Energy II, Inc.                                          02-40890 (CB)
   ERC Energy, Inc.                                             02-40891 (CB)
   Heber Field Energy II, Inc.                                  02-40892 (CB)
   Heber Loan Partners                                          02-40889 (CB)
   OPI Quezon, Inc.                                             02-40860 (CB)
   Three Mountain Operations, Inc.                              02-40879 (CB)
   Three Mountain Power, LLC                                    02-40880 (CB)

             SCHEDULE OF REORGANIZING DEBTORS FILING ON JUNE 6, 2003
                         (THE SUBSEQUENT PETITION DATE)

   Reorganizing Debtor                                          Case Number
   -------------------                                          -----------
   Covanta Energy International, Inc.                           03-13706 (CB)
   Covanta Power International Holdings, Inc.                   03-13708 (CB)
   Covanta Energy Group, Inc.                                   03-13707 (CB)
   Covanta Projects, Inc.                                       03-13709 (CB)

                       EXHIBITS TO THE REORGANIZATION PLAN

                        EXHIBIT 4 TO REORGANIZATION PLAN

              DESCRIPTION OF SETTLEMENT OF LOSS SHARING LITIGATION



                       LOSS SHARING SETTLEMENT TERM SHEET

         Capitalized terms used herein without definition are used as defined in the Intercreditor Agreement dated as of March 14, 2001, as amended (as so amended, the "Intercreditor Agreement"), among Covanta Energy Corporation and certain of its subsidiaries, the financial institutions party thereto as Opt-Out Lenders, the financial institutions party thereto as Pooled Facility Lenders, the Opt-Out Facility Agents, the Pooled Facility Agents, Deutsche Bank AG, New York Branch, as Documentation Agent, and Bank of America, N.A., as Credit Agent (collectively, Documentation Agent and Credit Agent are the "Agents").

1. Interim Reductions: Ernst & Young Corporate Finance LLC will calculate the Realized Percentages immediately prior to (x) the effective date (the "Plan Effective Date") of a plan of reorganization (the "Plan of Reorganization") for Covanta and its debtor subsidiaries (collectively, the "Debtors") in the jointly administered voluntary bankruptcy proceedings under the Bankruptcy Code for such Debtors initially commenced on April 1, 2002 (the "Chapter 11 Cases") and (y) giving effect to the "pooling" transaction described in paragraph 3 below. On or about the Plan Effective Date, the Pooled Facility Lenders and/or the Canadian Loss Sharing Lenders will make loss sharing payments required under
       Section 5.3 of the Intercreditor Agreement based on any adjustments to the Realized Percentage that occur during the period from June 25, 2003 to the time of such calculation. For the avoidance of doubt, all calculations contemplated herein of claim amounts and permanent reductions thereto shall be determined based solely on the principal amounts of such claims.

2. Exercise of Put/Realization on Collateral: On the Plan Effective Date CIBC, as administrative agent for the holders of the Class B Palladium Preferred Shares, will be deemed to exercise, and Company will be deemed on such date to accept, the put to Company under the Class B Palladium Put Agreement, as a result of which:

       a. Company shall receive the 72 million of outstanding Class B Palladium Preferred Shares and all rights related thereto;

       b. The Canadian Loss Sharing Lenders shall have an allowed claim (the "CLSL Claim") against Company for CDN $62,000,000 in respect of 62 million of the Class B Palladium Preferred Shares (i.e., the Class B Canadian Facility); and

       c. Separate and apart from its claim as one of the Canadian Loss Sharing Lenders, CIBC shall reserve its rights against Company with respect to the approximately CDN $10,000,000 of cash collateral held by CIBC and with respect to the 10 million Class B Palladium Preferred Shares that are not included in the Class B Canadian Facility.

       On the Plan Effective Date, the Canadian Loss Sharing Lenders will apply the amount of all payments received prior to the Plan Effective Date pursuant to Section 5.3 of the Intercreditor Agreement (i.e., CDN $16,465,133.83 in the aggregate plus any payment(s) made pursuant to paragraph 1 above) to reduce on a dollar-for-dollar basis the principal amount of the CLSL Claim.

3. Exit Facility Pooling: On the Plan Effective Date, after giving effect to all adjustments to the Realized Percentages (and all resulting payments under Section 5.3 of the Intercreditor Agreement) that are calculated as described in paragraph 1 above and immediately prior to emergence of the Debtors from the Chapter 11 Cases and distribution of any securities of Debtors in the Plan of Reorganization to holders of Non-Priority Prepetition Secured Claims (as defined below) (such securities being "Plan Paper"), (i) each participant in the Tranche B Letters of Credit and each Canadian Loss Sharing Lender (collectively, such participants and Canadian Loss Sharing Lenders are referred to herein as a "Pool Participant") at such time shall irrevocably purchase, from each Pool Participant that is the issuer of a letter of credit (each such letter of credit, a "Pooled Exit L/C") that replaces, renews or extends on the Plan Effective Date a Tranche B Letter of Credit outstanding immediately prior to the Plan Effective Date(1), a participation in such Pooled Exit L/C (and any drawings honored thereunder, to the extent not yet reimbursed) in an amount equal to such Pool Participant's Pro Rata Share thereof, and
       (ii) each Pool Participant that is a participant in the Tranche B Letters of Credit (without giving effect to the preceding clause (i)) at such time shall irrevocably purchase in cash, in U.S. Dollars, from each Pool Participant that is a Canadian Loss Sharing Lender, a portion of the Pooled Funded Claim (as defined below) held by such Canadian Loss Sharing Lender in an amount equal to such Pool Participant's Pro Rata Share thereof. As used herein:

--------
(1) Each outstanding Tranche B Letter of Credit that has not been drawn and reimbursed at the time this "pooling" transaction takes effect shall be replaced, renewed or extended as a Pooled Exit L/C.


       (1) the "Pro Rata Share" of a Pool Participant means the fraction, expressed as a percentage, obtained by dividing (x) the aggregate Pooled Funded Claim held by such Pool Participant plus the aggregate participations held by such Pool Participant in the Tranche B Letters of Credit replaced, renewed or extended by the Pooled Exit L/Cs, in each case determined immediately prior to giving effect to the purchases described in the first sentence of this paragraph 3, by (y) the aggregate Pooled Funded Claim held by all Pool Participants plus the aggregate participations held by all Pool Participants in the Tranche B Letters of Credit replaced, renewed or extended by the Pooled Exit L/Cs;

       (2) the "Pooled Funded Claim" means the amount of the portion of the outstanding principal amount of the CLSL Claim as of the Plan Effective Date equal to the amount which would be required to be paid to the Canadian Loss Sharing Lenders pursuant to the terms of Section 5.3 of the Intercreditor Agreement (in addition to amounts already paid pursuant to such Section or payable to Canadian Loss Sharing Lenders pursuant to paragraph 1 above) if the unfunded exposure of Pooled Facility Lenders were deemed permanently reduced on the Plan Effective Date by an amount equal to the amount of all Pooled Exit L/Cs, provided [that the foregoing calculations of permanent reductions and Realized Percentages shall be adjusted to reflect the fact that the Pooled Facility Lenders shall receive Plan Paper on account of the Loss Sharing Indemnity, and provided further,] that for purposes of the "pooling" transaction and calculating the "Pro Rata Share" of each Pool Participant as described above, the Pooled Funded Claim shall be converted to and measured in U.S. Dollars as of the Effective Date at the "spot" rate, and the CLSL Claim shall be reduced on a dollar-for-dollar basis by the Canadian dollar portion of the CLSL Claims represented by such converted Pooled Funded Claim; and

       (3) "Non-Priority Prepetition Secured Claims" means secured claims of the Pooled Facility Lenders in existence prior to the date of filing of the Chapter 11 Cases that are not given priority or priority claim status in the Chapter 11 Cases or pursuant to the Intercreditor Agreement.

       The effect of the foregoing "pooling" arrangement would be that the Pooled Facility Lenders would purchase in cash from the Canadian Loss Sharing Lenders their respective Pro Rata Shares of the Pooled Funded Claim (and the Pooled Funded Claim would thereafter be denominated in U.S. Dollars), and the Canadian Loss Sharing Lenders and Pooled Facility Lenders would all become lenders and participants with respect to the Pooled Exit L/Cs (with the Canadian Loss Sharing Lenders purchasing in cash from the Pooled Facility Lenders their respective Pro Rata Shares of any funded amounts under Pooled Exit L/Cs that had not been reimbursed), would be entitled to vote as lenders with respect to the credit facility for the Pooled Exit L/Cs, would be obligated to fund their ratable shares of any honored drawings under the Pooled Exit L/Cs, and would receive their ratable shares of any fees with respect to the Pooled Exit L/Cs and any interest on any drawn amounts, all in U.S. Dollars. Company will be required to "gross up" the Canadian Loss Sharing Lenders for any applicable withholding tax on payments made to them following this "pooling". The aforementioned purchase of the relevant portion of the Pooled Funded Claim by the Pooled Facility Lenders would be funded with the proceeds of "Tranche C Loans" under the DIP Credit Agreement, and upon such funding all claims of the Canadian Loss Sharing Lenders to the portion of the Pooled Funded Claim purchased with such Tranche C Loans would thereupon be released and waived, with such Tranche C Loans being substituted therefor.

       An example of the effect of the foregoing "pooling" arrangement is set forth on Schedule I annexed hereto, assuming the facts set forth in such Schedule.

4. Treatment of Pooled Funded Claim: On the Plan Effective Date, following the purchase of the participations described above, Pool Participants will be entitled to have those Tranche C Loans made as described in paragraph 3 above and any portion of the Pooled Funded Claim not purchased with the proceeds of Tranche C Loans treated in the Plan of Reorganization on the same status as Non-Priority Prepetition Secured Claims and to receive, in consideration of such Tranche C Loans and such portion of the Pooled Funded Claim, a ratable portion of any Plan Paper.

5. Treatment of Remaining CLSL Claim: On the Plan Effective Date, Canadian Loss Sharing Lenders will be entitled to have the portion of the principal amount of their CLSL Claim not constituting the Pooled Funded Claim treated in the Plan of Reorganization on the same status as Non-Priority Prepetition Secured Claims and to receive, in consideration of such portion of their CLSL Claim, a ratable portion of any Plan Paper.

6. Termination of Loss Sharing: On the Plan Effective Date, after giving effect to consummation of the transactions described above, (i) Section
       5.3 of the Intercreditor Agreement and all other provisions of the Intercreditor Agreement relating to the "loss sharing" obligations of the Pooled Facility Lenders and the Canadian Loss Sharing Lenders will terminate, (ii) each of the Pooled Facility Lenders, on the one hand, and the Canadian Loss Sharing Lenders, on the other hand, will release any further existing or future claims against the other Group or against the Agents arising under or with respect to such provisions, (iii) the motion made in the Chapter 11 Cases by CIBC relating to the claims of the Canadian Loss Sharing Lenders shall be deemed dismissed with prejudice, and (iv) any "Tranche C Commitments" as defined in the DIP Credit Agreement shall be terminated.

                       EXHIBITS TO THE REORGANIZATION PLAN

                       EXHIBIT 9.1A TO REORGANIZATION PLAN

                            LIST OF REJECTING DEBTORS




                                     TO COME

                       EXHIBITS TO THE REORGANIZATION PLAN

                       EXHIBIT 9.1B TO REORGANIZATION PLAN

                            LIST OF ASSUMING DEBTORS




                                     TO COME